UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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STANDEX INTERNATIONAL CORPORATION

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11 Keewaydin Drive

Salem, New Hampshire 03079

September 8, 2016

To the Stockholders of Standex International Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation, which will be held at the Burlington Marriott, One Burlington Mall Road, Burlington, Massachusetts 01803, on Thursday, October 27, 2016 at 11:00 a.m., local time.

We hope that you will be able to attend the meeting.  If you do attend the meeting, you may vote your shares personally.  However, if you cannot do so, it is important that your shares be represented.  All stockholders received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the proxy electronically, so that you may vote your shares.  We urge you to read the proxy statement carefully, and to vote your shares by telephone or the Internet, or by requesting a paper copy of the proxy and signing, dating and returning your card in the postage prepaid envelope provided.

Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

This booklet includes the Notice of Annual Meeting and the Proxy Statement, both of which contain information about the formal business to be acted on by the stockholders.  In addition, a presentation regarding the operations of your Company, and a question and discussion period, will also take place.

Thank you in advance for voting your shares, and for your interest in the Company.

Sincerely,

David Dunbar

President/Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees Recommended by the Board of Directors

Nominees for Directors For Terms Expiring in 2019    (“Class II”)

Directors To Continue In Office For Terms Expiring in 2018   (“Class I”)

Directors To Continue In Office For Terms Expiring in 2017  (“Class II”)

Determination of Independence

Certain Relationships and Related Transactions

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

Stock Ownership of Certain Beneficial Owners

EXECUTIVE COMPENSATION

2016 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Objectives of Executive Compensation Program

Components of Executive Compensation Program

Administration of Executive Compensation Program

Details for Determination of Components of Executive Compensation Program

Base Salary

Annual Incentive Bonus

Long Term Incentive Program

Perquisites and Other Benefits

Employment Agreements

Tax and Accounting Aspects of Compensation

Clawback Provision

Stock Ownership Guidelines

Policy Concerning Transactions Involving Company Securities

Risk Considerations in Compensation Programs

COMPENSATION COMMITTEE REPORT

COMPENSATION TABLES AND NARRATIVE DISCUSSION

2016 SUMMARY COMPENSATION TABLE

2016 GRANTS OF PLAN-BASED AWARDS

Possible Payouts Under Non-Equity Incentive Plan Awards

Estimated Possible Payouts-Equity Incentive Plan

All Other Stock Awards

Outstanding Equity Awards at Fiscal Year End

NON-QUALIFIED DEFERRED COMPENSATION

STANDEX DEFERRED COMPENSATION PLAN

STOCK VESTED DURING THE FISCAL YEAR

PENSION BENEFITS

PENSION BENEFITS TABLE

Certain Post-Termination Payments and Employment Agreements

OTHER INFORMATION CONCERNING THE COMPANY

BOARD OF DIRECTORS AND ITS COMMITTEES

Compensation Committee

Compensation Committee Interlocks and Insider Participation

Audit Committee

Audit Committee Report

Corporate Governance/Nominating Committee Report

Directors Compensation

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’s NAMED EXECUTIVE OFFICERS

PROPOSAL 3 – APPROVAL OF PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED 2008 LONG TERM INCENTIVE PLAN

Material Terms of the Performance Criteria

Group of Employees Covered

Performance Criteria

Per-Person Maximum Limits

Vote Required for Approval

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO ALLOW THE BOARD OF DIRECTORS TO FIX THE NUMBER OF DIRECTORS, FROM TIME TO TIME, WITHIN THE EXISTING RANGE OF SEVEN TO FIFTEEN DIRECTORS.

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT S

AUDITORS

53

INDEPENDENT AUDITORS’ FEES

Pre-Approval Policy

REQUESTING DOCUMENTS

OTHER PROPOSALS

Section 16(a) Beneficial Ownership Reporting Compliance

STOCKHOLDER PROPOSALS

11 Keewaydin Drive

Salem, New Hampshire 03079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Standex International Corporation (the “Company”) will be held at the Burlington Marriott, One Burlington Mall Road, Burlington, Massachusetts 01803, on Thursday, October 27, 2016, at 11:00 am, local time for the following purposes:

1.

To elect two directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2019;

2.

To conduct an advisory vote on the total compensation paid to the named executive officers of the Company;

3.

To approve the material terms of the performance goals under the Company’s Amended and Restated 2008 Long Term Incentive Plan for the purposes of compensation deductibility under Internal Revenue Code Section 162(m);

3.

To approve an amendment of the Bylaws of the Company to allow the Board of Directors to fix the number of directors from time to time, within the existing range of between seven and fifteen;

5.

To ratify the appointment by the Audit Committee of the Board of Directors of Grant Thornton LLP as independent auditor of the Company for the fiscal year ending June 30, 2017; and

4.

To transact such other business as may properly come before the meeting or any adjournments thereof.

The Company has provided each stockholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages stockholders to review the Notice of Annual Meeting/Proxy Statement and 2016 Annual Report on Form 10-K on the Internet, at www.envisionreports.com/sxi.  We believe that encouraging electronic reviewing of the proxy statement creates value for stockholders by reducing costs to the Company, eliminating wasteful surplus printed materials, and expediting the tabulation of stockholders’ votes.  The Notice also provides stockholders with information about how to obtain a paper or email copy of the proxy statement, if they prefer.

Once the proxy materials have been reviewed, we ask stockholders to vote their shares in one of the following ways:

(a)

Call 1-800-652-VOTE (8683), and use your Stockholder Control Number to vote.  This number appears in the shaded bar on the Notice that you received;

(b)

Visit the Internet web site at: https://www.envisionreports.com/sxi, or follow your broker’s instructions relative to Internet voting;

(c)

Request a paper or emailed proxy statement by calling 1-866-641-4276 or emailing investorvote@computershare.com and inserting the words “Proxy Materials Standex International Corporation” in the subject line.  Then, after review of the materials, vote via telephone or the Internet or mark, date, sign and mail your proxy card in the prepaid envelope provided; or

(d)

Attend the Annual Meeting and vote in person.  A ballot will be provided to you if you hold Company shares in your own name.  If you hold your shares through a bank or broker (i.e., in “street name”), you must obtain a proxy from your bank or broker to vote the shares at the Annual Meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.

By Order of the Board of Directors,

Alan J. Glass, Secretary

September 8, 2016

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on October 27, 2016.  The 2016 Notice of Annual Meeting/Proxy Statement and the 2016 Annual Report on Form 10-K are available for review at www.standex.com under the Investors tab, in the section labeled Annual Reports and Proxy Materials.

The Notice of Internet Availability and Proxy Statement are first being made available to stockholders on or about September 8, 2016.

STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 27, 2016

This Proxy Statement is being furnished on or about September 8, 2016, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, October 27, 2016.  The Board of Directors is recommending that you vote for the election as Directors of each of the individuals nominated by the Board of Directors, for the total compensation paid to the named executive officers of the company, for the approval of the material terms of the performance goals under the Company’s Amended and Restated 2008 Long Term Incentive Plan, for the approval of an amendment to the Company’s Bylaws to allow the Board of Directors to fix the number of directors from time to time, within the currently established limits, and for the ratification of Grant Thornton LLP as independent auditor for the Company for the fiscal year ended June 30, 2017.

The Board of Directors has fixed August 29, 2016 as the record date for the determination of stockholders entitled to vote at the Annual Meeting.  At the record date, there were outstanding and entitled to vote 12,780,767 shares of the Common Stock of the Company.  You may vote the shares you own directly in your name as a stockholder of record, shares you hold through Company benefit plans, and shares held for you as a beneficial owner through a broker, bank or other nominee.  Each share is entitled to one vote.

A quorum must be present to transact business at the Annual Meeting.  A quorum is the majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting and represented in person or by proxy.  Proposals 1, 2, 3 and 5 will require the affirmative vote of a majority of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting.  Proposal 4 requires the affirmative vote of eighty percent (80%) of the issued and outstanding shares entitled to vote at the Annual Meeting.  For Proposal 1 (the election of directors), stockholders may vote in favor of all nominees for Director, or may withhold their votes as to all nominees or as to specific nominees.  With respect to the other Proposals, stockholders should specify their choice on the form of proxy.

Your bank or broker will send you voting instructions if you hold your shares in street name.

Abstentions and broker non-votes (i.e. when a broker or bank holding shares in “street name” is present at the meeting in person or by proxy, yet has no authority to vote on a particular proposal because the beneficial owner has not instructed the broker or bank how to vote, and the broker or bank has no discretionary voting power on its own) will be counted for quorum purposes, but will not be counted as votes in favor of Proposals 1 through 4. Proposal 5 is considered “routine” by the New York Stock Exchange (“NYSE”), so abstentions and broker non-votes will be counted in favor of Proposal 5.  The Company asks shareholders who hold shares in street name to instruct their bank or broker how they want to vote on Proposals 1, 2, 3 and 4.

You may revoke any proxy at any time prior to the Annual Meeting by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

Each stockholder received a Notice of Internet Availability providing instructions about how to view and vote proxy materials electronically.  We believe that electronic delivery of proxy documents, rather than delivery of a paper copy to every stockholder, maximizes value for all stockholders and eliminates waste.  We strive to be vigilant stewards of Company resources, and we believe that electronic delivery of the proxy to the majority of stockholders helps the Company attain this goal.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, the Company’s directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has engaged the firm of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in soliciting proxies by mail, telephone, facsimile and personal interview, for a fee estimated at approximately $6,250 plus disbursements.  The Company pays this expense.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees Recommended by the Board of Directors

In Proposal 1, Election of Directors, we are asking stockholders to consider and vote on the election of the two nominees listed below for three-year terms.  Stockholders are asked to elect as Directors, Thomas E. Chorman and Thomas J. Hansen, each for a three-year term expiring in 2019, unless authority to vote for the election of directors is withheld by marking the proxy to that effect.  No proxy can be voted for a greater number of persons than the two nominees named below.

In the event that any nominee for election becomes unavailable, the person acting under the proxy may vote for the election of a substitute.  We have no reason to believe that any nominee will become unavailable.

Messrs. Chorman and Hansen are “independent,” as defined by the NYSE.

The terms of two longstanding directors will expire on the date of the Annual Meeting.  Under the Company’s Corporate Governance Guidelines, the Board has established a retirement age for directors of 75 years.  Directors may complete the term for which they were elected prior to age 75.  Under this policy, both Messrs. William R. Fenoglio and H. Nicholas Muller, III are concluding their service as directors.  Mr. Fenoglio has severed as a director since 1997.  Mr. Muller has served since 1984.  The Company is deeply grateful for their combined fifty-one years of guidance and wisdom.  The Company offers sincere thanks for their commitment and wishes them well in their retirement from Board service.

Further, on the date of the Annual Meeting, Director Roger L. Fix has elected to cede his role as non-executive Chairman of the Board.  However, Mr. Fix, whose current term expires in 2017, will continue to serve as Director.  The role of Chairman of the Board, after the Annual Meeting, will be assumed by David A. Dunbar, President/CEO of the Company.  A full discussion of this transition appears in the Corporate Governance/Nominating Committee Report on page 43 herein.

Finally, please note that the Classes of directors as noted below are for ease of reference and conform to the Company’s reporting to the New York Stock Exchange.  Mr. Chorman has been reassigned into Class II due to the imbalance created in the Classes due to the two retirements noted above.  Mr. Chorman’s term had previously been scheduled to expire in 2017.

Information about each Director, including the two Board-recommended nominees, as of July 31, 2016, follows.

The Board of Directors recommends a vote FOR each nominee.

Nominees for Directors For Terms Expiring in 2019    (“Class II”)

Thomas E. Chorman

Age 62

Mr. Chorman has been a Director since 2004. He currently chairs the Corporate Governance/Nominating Committee.  Mr. Chorman brings significant financial management experience to the Board.  He is not only a financial executive, but also an entrepreneur and private investor who has successfully launched and led various enterprises.  He currently serves as Chief Executive Officer of Solar LED Innovations, LLC, a designer, manufacturer and marketer of solar rechargeable lighting products, with headquarters in Pennsylvania.  Mr. Chorman established the company in 2008.  Prior thereto Mr. Chorman co-founded and served as Chief Executive Officer of Foam Partners, LLC (a fabricator of polyurethane foam products).  Additionally, from June, 2007 through 2008, Mr. Chorman served as a partner and President of Boomer Capital (a leadership consulting and career placement service).  Mr. Chorman is no longer affiliated with Foam Partners, and presently has a minority ownership interest in Boomer Capital.

From June 2009 through April 2012, Mr. Chorman served on the Board of Directors of Symmetry Medical, a provider of implants, instruments and cases to orthopedic device manufacturers trading on the NYSE.  Mr. Chorman was chairman of the Finance and Systems Committee and also served on the Audit Committee of Symmetry.

Mr. Chorman’s decades of senior financial management experience, along with the entrepreneurial business opportunities he has pursued in recent years, is of significant benefit to the Company.  Mr. Chorman remains closely involved in the day to day financial reporting requirements for established international public companies as well as smaller start-ups.  This perspective is helpful to the Board when analyzing acquisition opportunities.  Mr. Chorman’s skills and abilities qualify him to serve on the Board of the Company.

Thomas J. Hansen

Age 67

Mr. Hansen has been a Director since 2013.  He currently chairs the Audit Committee, and serves as the lead independent director.  Mr. Hansen joined the Company Board after his retirement from Illinois Tool Works (“ITW”), where his career spanned thirty-two years, during which he served in increasingly responsible strategic management roles with global reach.  At the time of his retirement in 2012, Mr. Hansen was serving as the Vice Chairman of ITW, where he was responsible for the company’s worldwide automotive components and fasteners business, its construction products and fluids and polymers businesses, and its industrial metal and plastics businesses.

In addition, Mr. Hansen currently serves as a member of the board of directors of Terex Corporation, a manufacturer of equipment for the lifting and material handling industries, trading on the NYSE.  Mr. Hansen chairs the Audit Committee of Terex.  Mr. Hansen also is a board member and the chair of the Audit Committee of Mueller Water Products, Inc., a manufacturer of products used in the transmission and distribution of drinking water.  Mueller stock trades on the NYSE.  Mr. Hansen also serves on the Nominating and Corporate Governance Committee of Mueller.

The Company believes that the industrial manufacturing insight that Mr. Hansen has gained during his long and distinguished career at ITW is of immense value as the Company continues to execute its long term strategy.  Mr. Hansen’s broad end-market knowledge and acquisition experience are also helpful to the Board.  Mr. Hansen’s financial analysis and background are also well utilized in his role as Chairman of the Company’s Audit Committee.  Mr. Hansen has been involved in the oversight and preparation of financial statements for over thirty years.

Directors To Continue In Office For Terms Expiring in 2018   (“Class I”)

Charles H. Cannon, Jr.

Age 64

Mr. Cannon has been a Director since 2004. He chairs the Compensation Committee. Until his retirement in 2014, he served as Executive Chairman of John Bean Technologies Corporation (“JBT”), an NYSE-traded global company providing technology solutions to the food processing and air transportation industries.  Mr. Cannon was President/CEO of JBT Corporation from 2008 through 2013.  In 2008, JBT was spun off from its former parent company, FMC Technologies, Inc., where Mr. Cannon had served as Vice President from 2001 to 2004 and Senior Vice President from 2004 until the JBT spinoff.

The Company believes that Mr. Cannon is qualified to continue his service on the Board, based upon his lengthy senior executive experience at an international manufacturer which operates in some of the same industries as does the Company.  Mr. Cannon, with decades of experience as a general manager and senior executive, exhibits demonstrated leadership success.  He was responsible, as CEO of a publicly traded company, for multiple aspects of corporate organization, governance, finance and operations.  Finally, Mr. Cannon’s technical and business education and his international perspective are of unique benefit to the Company’s Board.

Jeffrey S. Edwards

Age 54

Mr. Edwards has served as a member of the Board of Directors since October, 2014.  Mr. Edwards is the Chairman and CEO of Cooper-Standard Holdings Inc., a manufacturer of fluid handling, body sealing, and anti-vibration systems components for the automotive industry.  He has been CEO of Cooper-Standard since 2012, and Chairman since 2013 (also serving as President during 2012 and 2013).  This NYSE global company, with more than 90 locations in 21 countries and 2015 annual revenue of $3.2 billion, sells primarily to the automotive OEM market.  Prior to 2012, Mr. Edwards had a distinguished 28 year career at Johnson Controls, a global diversified technology and industrial company, trading on the NYSE.  At the time of his departure from Johnson Controls, Mr. Edwards was Corporate Vice President, Group Vice President and General Manager of the Automotive Experience Asia Group, based in Tokyo.

Since becoming a director in 2014, Mr. Edwards has brought valuable insight to the Board’s activities.  Mr. Edwards’ successful and lengthy history leading global manufacturing businesses enable him to advise the Board in myriad ways regarding the challenges facing the Company.  Mr. Edwards’ position as Chairman of the Cooper Standard Board provides useful peer insight.  Finally, Mr. Edwards’ management acumen assists the Board as it assesses both short and long-term Company performance and strategy.

Gerald H. Fickenscher

Age 73

Mr. Fickenscher has been a Director since 2004.  He brings to the Company decades of financial management and general management experience at various global operations.  Most recently, at Crompton Corporation, he served as Vice President-Europe, Middle East and Africa of Crompton Corporation, a specialty chemicals manufacturer, from 1994 to 2003.  In this capacity, he led 1,900 employees and was responsible for $700 million in sales.  Prior thereto, he was Chief Financial Officer of Uniroyal Chemical, a worldwide industrial chemical company with a complex operational structure, from 1986 to 1993.  At Uniroyal, he oversaw the issuance of over $800 million in bank and publicly traded debt.  He regularly communicated with the Audit Committee of Uniroyal’s Board and with external auditors.  He also played a key role in a successful $1 billion management-led buyout, which concluded in an IPO with excellent returns to shareholders.

Since retiring in 2003, Mr. Fickenscher has remained active in the field of finance.  He regularly attends training at NACD (National Association of Corporate Directors) and FEI (Financial Executive International), and has been active in other international finance and trade organizations.

Mr. Fickenscher is qualified to serve on the Board of the Company due to his years of financial experience, analysis and acumen.  He has senior executive management experience with multinational, industrial organizations.  For many years, he interacted with audit committees and external auditors, experience which is beneficial to his current service on the Company’s Audit Committee.  His continuing education and training through various industry and governance organizations provides insight to the Board regarding peer practices.  The Company believes that Mr. Fickenscher is a valuable asset to the financial and organizational needs of the Board.

Directors To Continue In Office For Terms Expiring in 2017  (“Class II”)

Roger L. Fix

Age 63

From 2014 through the date of the 2016 Annual Meeting, Mr. Fix served as non-executive Chairman of the Board of Directors of the Company.  He was President of the Company from 2001 until the appointment of David Dunbar in January, 2014.  Further, Mr. Fix served as CEO of the Company from 2003 to January, 2014.  Mr. Fix retired from employment with the Company in April, 2014.  Mr. Fix has been a Company Director since 2001 and a member of the Board’s Executive Committee since 2003.  From 2001 to 2002, Mr. Fix also served as the Company’s Chief Operating Officer.

Additionally, Mr. Fix has been a director of Flowserve Corporation since 2006, serving on the Organization and Compensation Committee and the Finance Committee.  Flowserve, which trades on the NYSE, is a global manufacturer and supplier of fluid motion and control products and services.  The company operates in over 50 countries and had net sales last year of approximately $4.5 billion.

In 2014, Mr. Fix joined the Board of Vehicle Group, Inc., a global supplier of cab-related products and systems for commercial vehicles, trading on NASDAQ.

The Company believes that Mr. Fix is well qualified to serve as Director due to his executive management experience and thirteen years as leader of the Company, including during periods of global economic challenges. His detailed knowledge of all Company operations and his many years of experience in manufacturing management provide valuable insight and a perspective not otherwise available to the Board. Further, his service on the boards of two publicly traded manufacturing companies allows him to communicate an additional perspective regarding global economic trends and their impact on Company operations.

David A. Dunbar

Age 54

The Board appointed Mr. Dunbar as President/CEO and a member of the Board of Directors in January, 2014.   Mr. Dunbar joined the Company from Pentair Ltd., where he had served as President of the valves and controls global business unit since 2009.  At that time, the unit was owned by Tyco Flow Control; Tyco Flow Control and Pentair merged in 2012.  Pentair, trading on the NYSE, is a global provider of products and services relating to energy, water, thermal management and equipment protection, with sales in 2015 of $6 billion.

Prior to his tenure at Pentair, Mr. Dunbar held a number of senior positions at Emerson Electric Co., including President of each of the following:  Emerson Process Management Europe; Machinery Health Management; and Emerson Climate Technologies Refrigeration.

Mr. Dunbar brings to the Company Board decades of executive experience with global manufacturing companies.  Mr. Dunbar’s diverse experience at various operational levels brings a broad management perspective.  Further, Mr. Dunbar is an electrical engineer by training, and therefore his technical background provides insight to the execution of Company strategy.  The Company believes that he continues to be a valuable contributor to the Board.

Daniel B. Hogan, J.D., Ph.D.

Age 73

Dr. Hogan has been a Director since 1983.  He brings significant management, consulting and governance experience to the Board.

Dr. Hogan currently serves as Senior Advisor to Passim, a non-profit arts organization located in Cambridge, Massachusetts.  Prior thereto, he served as Executive Director of Passim from 2008 to 2015.  Passim has seen a dramatic improvement in its vibrancy and financial health under Dr. Hogan’s leadership, and many innovations he has championed are helping this arts group assure its primacy in the folk music industry.

Dr. Hogan has over three decades of management consulting experience, including positions as Vice President of McBer & Company (a division of the Hay Group) and the Apollo Group, which he founded and served as President.  Apollo Group provided consulting services to major international financial and manufacturing entities.  In these roles, he specialized in leadership development, team building, executive assessment and competency modeling.  Dr. Hogan has served on many non-profit boards over the last 30 years, often chairing or heading up the governance committee.  He is currently on the Executive Board of the Harvard Square Business Association in Cambridge, MA.

Dr. Hogan’s service to the Board over the past thirty-three years provides valuable insight and institutional knowledge, which is unique to Dr. Hogan and makes him well qualified to serve as a member of the Board.

Determination of Independence

The Board of Directors operates pursuant to Corporate Governance Guidelines, which are available under the heading “Guidelines,” under the Governance tab on the Company’s website at www.standex.com.  Under these Guidelines, the Board requires that at least a majority of directors be “independent” as defined by the NYSE listing standards.  Pursuant to the NYSE standards, the Board annually undertakes an analysis of “independence” as the criteria apply to each Director and nominee for Director.

The NYSE rules require that, in order to be considered independent, each Director or nominee have no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company), nor may any Director or nominee have any prohibited relationships, such as certain employment relationships with the Company, its independent auditor or another organization in business with the Company.

At its meeting on July 28, 2016, the Board affirmatively determined that the following Directors are independent:  Messrs. Cannon, Chorman, Edwards, Fickenscher, Hansen, and Hogan.

In assessing Dr. Hogan’s independence, the Board considered that Dr. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company (including terms as President and CEO) through 1985.  Daniel E. Hogan served as a consultant to the Company from 1985 until his death in 1991.  The Board determined that this familial relationship between Director Daniel B. Hogan, who has never been employed by the Company, and Company co-founder Daniel E. Hogan did not create a relationship which in any way compromised the exercise of Dr. Hogan’s disinterested and independent judgment as a director.  Thus, the Board concluded that Dr. Hogan is independent within the meaning of the NYSE rules.

The remaining Board members, Messrs. Dunbar and Fix, were determined by the Board not to be independent due to their status as a currently employed executive of the Company, in the case of Mr. Dunbar, or a recent retiree, in the case of Mr. Fix.

The Board will continue to monitor all of its members’ activities on an ongoing basis to insure the independence of a majority of the Company’s directors.

Certain Relationships and Related Transactions

We monitor transactions between the Company and its Directors, executive officers, beneficial owners of more than 5% of our common stock, and their respective immediate family members, where the amount involved exceeds or is expected to exceed $120,000 during the fiscal year.  Annual questionnaires inquiring about any potential transactions are completed and submitted to the Chief Legal Officer of the Company.  There were no transactions during the past fiscal year with any related person, promoter or control person that are required to be disclosed or reported under the applicable rules of the NYSE and the Securities and Exchange Commission (“SEC”).

In addition, our Code of Conduct requires all officers, directors and employees to avoid engaging in any activity that might create a conflict of interest.  All individuals are required to report any proposed transaction that might reasonably be perceived as conflicting with the Company’s interest to their supervisor and/or the Chief Legal Officer.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of July 31, 2016 of each director, each nominee for election, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

	Beneficial Ownership (1)
Name	No. of Shares	Percent of Outstanding Common Stock

Paul C. Burns	7,223 (2)	**
Charles F. Cannon	33,524 (2)	**
Thomas E. Chorman	9,856	**
Thomas D. DeByle	55,425 (2)	**
Anne De Greef-Safft	7,409 (2)	**
David Dunbar	50,547 (2)	**
Jeffrey S. Edwards	1,565	**
William R. Fenoglio	15,499 (2)	**
Gerald H. Fickenscher	12,737	**
Roger L. Fix	4,945	**
Thomas J. Hansen	2,780	**
Daniel B. Hogan, Ph.D.	9,538 (2)	**
Ross McGovern	2,004 (2)	**
H. Nicholas Muller, III, Ph.D.	8,570 (2)	**
Deborah A. Rosen	36,552 (2)	**
All Directors and Executive Officers As a Group (19 Persons)	262,948	2.1

____________________________

**

Less than 1% of outstanding Common Stock.

(1)

As used herein, “beneficial ownership” means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock.  The individuals included in this table have sole voting and investment power with respect to the shares shown as beneficially owned by them, except for 200 shares held by Ms. Rosen’s children and 100 shares held by Dr. Muller’s grandson.

(3)

The numbers listed include estimates of the shares held in the Employees’ Stock Ownership Plan (“ESOP”) portion of the Standex Retirement Savings Plan at June 30, 2016, which are vested to the accounts of Mr. DeByle and Ms. Rosen.  These individuals have voting power over the shares allocated to them in this Plan.  The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company’s adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

The numbers also include the following shares which will be converted from restricted stock units, and also, in the case of Messrs. Burns, Dunbar, DeByle and McGovern and Messes. De Greef-Safft and Rosen, performance share units, into shares of common stock within 60 days of July 31, 2016:  Messrs. Cannon and Fenoglio (1,015); Drs. Hogan and Muller (254); Mr. DeByle (6,428); Mr. Dunbar (14,497); Mr. Burns (340); Ms. De Greef-Safft (796); Mr. McGovern (198) and Ms. Rosen (428).

________________________________

Stock Ownership of Certain Beneficial Owners

The table below sets forth each stockholder who, based on public filings, is known to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2016.  All information is presented as of December 31, 2015 and is based upon stock ownership reports filed with the SEC on Schedule 13G.  Each holder listed below has sole voting power and sole dispositive power of the shares indicated on the table, unless otherwise noted in the footnote.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Outstanding Common Stock	Percent of No. of Shares

Black Rock, Inc. 55 East 52nd Street New York, NY 10055	1,202,762 (2)	9.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,015,310 (3)	7.94%
National Rural Electric Cooperative Association 4301 Wilson Blvd. Arlington, VA 22203	668,959 (4)	5.27%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	653,530 (5)	5.12%
FMR, L.L.C. 245 Summer Street Boston, MA 02210	643,908 (6)	5.04%

____________________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)

This information is based on a Schedule SC13G/A filed on January 27, 2016.  The filing indicates sole power to vote or to direct the vote for 1,172,130 shares; sole dispositive power for 1,202,762 shares; and zero shares with either shared voting or shared dispositive power.

(3)

This information is based on a Schedule SC13G/A, filed on February 10, 2016.  The filing indicates sole voting power for 24,969 shares; sole dispositive power for 989,841 shares; 25,469 shares with shared dispositive power, and 1,300 shares with shared voting power.

(4)

This information is based on a Schedule 13G filed on February 17, 2016.  The filing indicates both sole voting and sole dispositive power for 668,959 and 200 shares with shared voting or dispositive power.

(5)

This information is based on a Schedule SC13G/A filed on February 9, 2016.  The filing indicates sole power to vote or to direct the vote for 624,534 shares; sole dispositive power for 653,530 shares; and zero shares with either shared voting or shared dispositive power.

(6)

This information is based on a Schedule SC13G/A filed on February 12, 2016.  The filing indicates sole power to dispose or to direct the disposition for 643,908 shares and 8 shares with sole power to vote or to direct the vote.

EXECUTIVE COMPENSATION

2016 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes in detail our executive compensation program.  It covers the objectives of the program, its administration by the Compensation Committee of the Board of Directors (the “Committee”), the specific elements of compensation payable to our “named executives,” and how the amount of compensation payable to each named executive with respect to each element is determined.  This Compensation Discussion and Analysis should be read in conjunction with the actual compensation tables and accompanying narrative disclosures found on pages 26 through 41 of this proxy statement.  Our “named executives,” as determined in accordance with SEC rules, for fiscal 2016 are:

David A. Dunbar

President and Chief Executive Officer

Thomas D. DeByle

Vice President, Chief Financial Officer and Treasurer

Deborah A. Rosen

Former Vice President, Secretary, and Chief Legal Officer

Anne De Greef-Safft

President, Food Service Equipment

Paul C. Burns

Vice President, Strategy and Business Development

Ross McGovern

Vice President, Human Resources

Ms. Rosen served as Vice President, Secretary and Chief Legal Officer until her retirement on April 15, 2016.

Objectives of Executive Compensation Program

Our compensation program is designed to

•

Attract and retain highly qualified executives.

•

Link executive compensation to the performance of the Company (or in the case of business unit executives, the business units which they head) and the creation of shareholder value.

•

Align the interests of our executives with those of our shareholders.

Alignment between an executive’s compensation and shareholder interests is further strengthened by the fact that a significant portion of the executive’s performance-based compensation is paid in the form of long-term equity incentives.  The percentage of an executive’s target compensation based on the performance of the Company and the portion paid in equity incentives increases as the executive’s responsibility and direct ability to affect the performance of the Company increases.  For fiscal year 2016, the percentage of each named executive’s total target compensation (consisting of base salary, annual incentive bonus and long-term incentive compensation) based upon the meeting of pre-established performance criteria, and the percentage of such compensation paid in long-term equity incentives is as follows:

Executive	% of Target Compensation Dependent on Pre-established Performance Criteria	% of Target Compensation To Be Paid In Long-Term Equity Incentives
D. Dunbar	57%	60%
T. DeByle	46%	54%
D. Rosen	42%	33%
A. De Greef-Safft	45%	50%
P. Burns	42%	31%
R. McGovern	36%	29%

Components of Executive Compensation Program

Our executive compensation program consists of several discrete components, each designed to serve a specific purpose and which together accomplish the overall objectives of the program.  Those components are summarized in the chart below.  A more detailed description of each component and its purpose is contained elsewhere in this Compensation Discussion and Analysis.

Annual

•

Base Salary

•

Incentive Bonus

-

Based upon meeting pre-established financial and strategic objectives

•

Management Stock Purchase Plan

-

Ability to defer up to 50% of bonus may into the receipt of discounted restricted stock units, convertible into an equivalent number of shares of common stock three years after purchase

Long Term

•

Restricted Stock

-

Cliff vests three years after grant

•

Performance Share Units

-

Convertible into a variable number of shares of stock depending upon success in meeting pre-established financial performance targets over a one-year performance period, payable in three equal annual installments after end of performance period

Other Benefits

•

Customary Health, Welfare and Retirement Benefits

•

Limited Perquisites

Changes for Fiscal 2017.

The Committee strongly believes that the program in place is a sound one, and appropriately aligns the compensation of our executives with the interests of all shareholders; however, during fiscal 2016, the Committee decided to further strengthen the alignment with shareholder interest and the overall competitiveness of its Executive Compensation Program by revising it effective for fiscal year 2017 as follows:

•

Performance Share Units.  Moved to a three-year performance measurement period for its Performance Share Units for pre-established financial performance targets for EBIT and ROIC.

•

Peer Group.  The Committee, with the help of its independent compensation consultant, adopted a peer group using the following selection criteria: industrial and technology manufacturing companies that (a) have revenue 1/3 to 3x Standex revenue; (b) have multiple business units; and (c) serve global markets.  The peer group is comprised of the following 22 companies:

Albany International Corp.

ESCO Technologies, Inc.

Lydall, Inc.

Altra Industrial Motion Corp.

Graco, Inc.

Middleby Corporation

Barnes Group, Inc.

Hardinge, Inc.

NN, Inc.

Blount International, Inc.

Hillenbrand, Inc.

Nordson Corporation

Chart Industries, Inc.

JBT Corporation

RBC Bearings, Inc.

CIRCOR International, Inc.

Kadant, Inc.

TriMas Corporation

CLARCOR, Inc.

L. B. Foster Company

Xerium Technologies, Inc.

Enpro Industries, Inc.

Say -On-Pay

Shareholders are afforded the opportunity to annually cast an advisory vote with respect to the compensation of the Company’s named executive officers.  At the Annual Meeting of Shareholders held on October 28, 2015, a substantial majority (98.3%) of the votes cast on the advisory proposal were voted in its favor.  After reviewing these results, the Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in 2015 and did not change the structure of the executive compensation program in fiscal 2016.

Administration of Executive Compensation Program

The Committee is responsible for all aspects of our executive compensation program.  The Committee is comprised of four independent members of the Board of Directors of the Company, as the term “independent” is defined under the applicable rules of the NYSE.  The Committee is governed by its Charter, which can be accessed at www.standex.com and a copy of which shall be provided to any shareholder upon request.

Use of Independent Compensation Consultants

In exercising its responsibility for insuring that our executive compensation program is effective in meeting its objectives, the Committee is assisted by Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm.  The services provided by Meridian consist of advising on the competitiveness of our program, both overall and with respect to each named executive, determining its effectiveness in meeting the goals established for it, and providing general information regarding trends and best practices in executive compensation.  Similar assistance is provided with respect to the compensation of directors.  In addition, Meridian assists the Committee in determining appropriate stock ownership guidelines for the directors and executives of the Company.  Meridian has not provided any other services to either the Committee or the Company.  The Committee determined that no conflicts of interest existed between Meridian, including any of its employees, and the Company, including its directors and executive officers, and that Meridian is independent.

Evaluation of Chief Executive Officer

The Committee is also charged with evaluating the performance of Mr. Dunbar as Chief Executive Officer, and setting his compensation level.  In fulfilling this role, the Committee annually conducts a detailed review of his performance and discusses its conclusions with the independent members of the Board of Directors.  As a key part of its analysis, the Committee asks Mr. Dunbar to summarize his key achievements against a written set of objectives previously approved by the Committee, and meets directly with Mr. Dunbar to discuss that summary.

Details for Determination of Components of Executive Compensation Program

For fiscal 2016, the Committee asked Meridian to evaluate competitiveness of the compensation program for our executive officers, including those of the named executives.  To accomplish this, Meridian used the Towers Watson CSR Top Management Compensation Survey (the “Survey Data”).  As a result of its evaluation, the Committee determined that executive compensation for the named executives was market competitive compared to similarly situated executives in manufacturing companies of comparable size and complexity.  In addition to its use of the information provided by Meridian, the Committee based its compensation decisions on an executive’s experience, future potential, specific individual accomplishments, current equity holdings, and such factors as the breadth of an executive’s responsibility, including whether he or she has strategic rather than merely operational or functional responsibilities, the complexity of the function or business unit headed by an executive, whether the executive has global responsibilities, and other factors deemed relevant by the Committee.  The Committee may establish the base salary and incentive targets of an individual new in his or her position at a lower level and increase it over time by amounts greater than the increases granted to other executives, as the executive achieves expectations and gains experience in the position.

The Committee also seeks the views of Mr. Dunbar and the Vice President of Human Resources with respect to the effectiveness of the executive compensation program, especially with regard to its motivational effects on our executives.  Mr. Dunbar also provides input to the Committee on the performance of each of the named executives and certain other executives reporting either to him or to one of the other named executives.

What follows is a more detailed description of each of the components of the executive compensation program, and the compensation paid with respect to each component.

Base Salary

We provide a competitive base salary to each named executive.  The percentage of an executive’s total target compensation that consists of base salary is lower as an executive’s responsibility and ability to affect the overall performance of the Company increases.  In that regard, the percentage of Mr. Dunbar’s total compensation which is represented by base salary is lower than for the other named executives.  For fiscal year 2016, base salary represented 26% of Mr. Dunbar’s target compensation, while for the other named executives, the percentage ranged from a low of 36% for Mr. DeByle to a high of 56% for Mr. McGovern.

The base salaries of the Company’s executives were reviewed against the Survey Data and the factors described above under the section headed “Administration of Executive Compensation Program-Use of Independent Compensation Consultants.”  Effective October 1, 2015, the base salary of each named executive officer was set as follows:

Officer	2015 Base Salary	2016 Base Salary	Increase
D. Dunbar	$735,000	$757,050	3%
T. DeByle	$373,000	$384,190	3%
D. Rosen	$339,300	$349,479	3%
A. De Greef-Safft	$375,000	$386,250	3%
P. Burns	*	$300,000	*
R. McGovern	*	$240,000	*

* Mr. Burns and Mr. McGovern joined the Company in July and August 2015, respectively.  The Committee set each of Mr. Burns’ and Mr. McGovern’s base salary at $300,000 and $240,000, respectively, based in part upon survey data provided by Meridian and in part on the base salary received by each in his previous position prior to joining the Company.

Annual Incentive Bonus

Executives may receive annual bonuses based partly upon the financial performance of the Company (or the business unit headed by an executive with primary responsibilities at the divisional rather than the corporate level) during a particular fiscal year and partly upon their success in meeting individual strategic goals established by the Committee at the beginning of the fiscal year.  The amount of an executive’s annual incentive bonus opportunity and the criteria used to determine whether the opportunity is realized are determined through a detailed performance planning process which the Company refers to as its Balanced Performance Plan (“BPP”) process.

BPP Process

The BPP process generally takes place over two meetings of the Committee during the first quarter of the fiscal year, the first being the July meeting, which coincides with the meeting of the Board of Directors at which the Company’s preliminary results for the previous year are reviewed and discussed, and its operating budget for the upcoming year is presented.  The Committee then conducts an additional review of the proposed BPP for the upcoming year at a second meeting generally held in late August or early September, after the financial results for the prior year and the operating budget for the upcoming year are finalized.  This two-step process provides the Committee with an ample opportunity to conduct a deliberative and interactive process that results in the establishment of goals that it is confident correlate to the overall objectives set for the Company by the Board of Directors for the upcoming fiscal year.

At its August/September meeting, the Committee determines the extent to which the financial and strategic goals applicable to each executive for the previous year were met, and establishes the amount of bonus to be paid.  The Committee also formally approves the financial and strategic performance goals for the upcoming year under both the annual and long-term incentive components of the executive compensation program.

Determination of Annual Incentive Bonus Targets

The BPP process begins each year by setting a percentage of the executive’s base salary as a target bonus amount.  In establishing the percentage, the Committee uses the information contained in the Survey Data to assist it in its determinations.  For fiscal 2016, the target bonus amount as a percentage of base salary was as follows for each of the named executives:

Executive	Target Bonus as Percentage of Base Salary
D. Dunbar	90%
T. DeByle	55%
D. Rosen	50%
A. De Greef-Safft	55%
P. Burns	55%
R. McGovern	40%

After establishing a target bonus amount for each executive, the Committee determines what percentage of that amount to allocate to the attainment of the financial performance measures, and what percentage to the strategic goals.  The Committee determined that for fiscal 2016, for corporate executives, other than Mr. Burns, 70% of an executive’s target bonus should be tied to the achievement of the financial performance goals and 30% to meeting the strategic goals.  The Committee determined for divisional executives and Mr. Burns, due to their highly strategic roles, that such percentages should be 60% and 40%, respectively.  Actual bonus achievement can range between 0% and 200% of target. Actual bonus achievement with respect to strategic goals can range between 0% and 100% of that portion of target attributable to the strategic goals depending upon actual performance against the preset goals.  With respect to financial performance goals, actual bonus achievement can range between 0% and 243% of that portion of target attributable to such goals for executives other than Ms. De Greef-Safft and Mr. Burns.  Based on the 60/40 weighting of their performance to strategic goals, Ms. De Greef-Safft and Mr. Burns actual achievement for financial performance goals can range from 0% to 267% such that the maximum bonus opportunity equals 200% of target, as is the case with all executives.

The Committee then establishes the specific financial measures and individual strategic goals used to determine whether and to what extent the target bonus is achieved and the weighting to be given to each of the goals selected.  For fiscal 2016, three financial and three to five strategic goals were established, and a portion of the target bonus is attributable to success in meeting each goal.  The Committee next determined “threshold,” “target” and “superior” performance levels for the financial goals for minimum, target and maximum achievement, and set the percent achievement for those performance levels at 50%, 100% and 243% (or 267% for Ms. De Greef-Safft and Mr. Burns).  Target financial performance levels are tied directly to the approved fiscal year budget.  In establishing the threshold and superior performance levels, the Committee sets the threshold performance level high enough so that achieving it is not guaranteed and sets the superior performance level high enough so that achieving it is difficult and represents an outstanding accomplishment that would be highly likely to significantly enhance shareholder value.  For fiscal 2016, the financial goals for corporate executives (other than Ms. De Greef-Safft) and their respective threshold, target and superior performance goals were as set forth below:

Goal (1)	Weighting	Threshold	Target	Superior
Achieve $777.0 million in Sales	15%	$745.9 M	$777.0 M	$800.6 M
Achieve $4.62/share Diluted Earnings from Continuing Operations	30%	$4.12	$4.62	$4.88
Achieve Operating Cash Flow of $67.9 million from Continuing Operations (2)	25%	$59.8 M	$67.9 M	$73.1 M

__________________________________

(1)

The Committee has also established guidelines regarding the reservation of the right to adjust the financial targets and/or results for bonus determination purposes during or at the end of a fiscal year, to reflect the impact of special events either not factored into the operating plan budget established at the beginning of a fiscal year (on which the bonus targets are based), or not indicative of operating performance during the year.  The Committee believes such adjustments are appropriate in order for executives to execute the Company’s long-term growth strategies to deliver strong financial results.

(2)

Operating cash flow is a non-GAAP financial measure which is determined by adding three items from the Company’s audited financial statements – 1) income from operations, 2) depreciation and amortization, and 3) change in net working capital (defined as net receivables plus inventories, less accounts payable), that occurred since the end of fiscal 2015, and subtracting capital expenditures from the total of the foregoing three items.

The BPP process for divisional executives mirrors that for corporate executives, except that almost all of the financial and strategic goals established for them are tied directly to the objectives of the divisions which they head.  For fiscal 2016, the three financial goals set for the Food Service Equipment segment, which applies to the bonus for Ms. De Greef-Safft, and their respective threshold, target and superior performance goals were as set forth below:

Goal (1)	Weighting	Threshold	Target	Superior
Achieve $419.2 million in Sales	5%	$400.0M	$419.2 M	$438.4 M
Achieve Earnings before interest and Taxes, EBIT of 12.01% of Sales	40%	10.04%	12.01%	13.02%
Achieve Operating Cash Flow of $50.3 million from Continuing Operations	10%	$40.1M	$50.3 M	$56.6 M

___________________________________

(1)

In addition, one corporate level goal, diluted earnings per share for the Company at a weighting of 5%, applies to the bonus for Ms. De Greef-Safft.

In approving these particular goals, the Committee made a specific determination that they represent financial objectives that correlate to the creation of shareholder value and are appropriate measures against which to judge executive performance.  In differentiating among the financial performance goals, the Committee determined that achieving a specified level of earnings per share (or EBIT in the case of Ms. De Greef-Safft) was the Company’s most important financial objective, followed by operating cash flow, then sales. The weighting reflects the Committee’s belief that for fiscal 2016 earnings and, to only a slightly lesser extent, operating cash flow, were the most important factors in enhancing shareholder value.

The strategic goals established by the Committee for fiscal 2016 are different for each of the named executives.  The strategic goals established for Mr. Dunbar were (i) to further implement the Company’s Value Creation System by adopting standard work promoting implementation across the entire company of the four pillars of the Value Creation System:  Standex Growth Disciplines, Operational Excellence (“OPEX”), Talent Management and BPP; (ii) to continue execution of our acquisition strategy to make accretive acquisitions that build out our strategic platforms and assure that recent acquisitions hit their targeted performance; (iii) to continue divestiture of non-core businesses; (iv) to implement a plan to achieve target EBIT and develop a strategy to create a more differentiated and profitable Food Service platform; and (v) to reposition the Engineering Technologies segment by adding capacity to support aviation wins, using OPEX tools to improve operational performance and restructuring to adapt to lower oil and gas and medical business revenues.

For the four named executives who head corporate staff functions, strategic goals were established by the Committee which were tied to the completion of specific projects in their functional areas that were deemed important to the Company, and initiatives that would improve productivity and significantly lower the cost structures of the departments which they head, resulting in better processes and reduced corporate costs.  The strategic goals for Ms. De Greef-Safft are related to the growth and profitability of the Food Service Equipment segment.

Results for 2016

Set forth in the following table are the results for the three financial performance metrics used to determine the amount of annual incentives bonuses in fiscal 2016:

Metric	Result	% Weighted Achievement
Sales	$734.1 M	0
Diluted Earnings Per Share from Continuing Operations	$4.50	88
Operating Cash Flow million from Continuing Operations	$72.0M	213

The $4.50 used for annual incentive calculation purposes is greater than the Company’s actual reported earnings per share of $4.06 for fiscal 2016 in large part due to the adjustments for non-cash charges associated with the divestiture of its roll, plate and machinery business and non-cash losses associated with the sale of unused real estate that were not included in the results used to calculate bonuses.  The operating cash flow results exceeded the target goal established by the Committee at the beginning of the fiscal year, while earnings per share were above threshold target goal, but fell below its target level and sales failed to reach the threshold performance target.  Based upon these results, each corporate executive, other than Mr. Burns, is entitled to a bonus based upon financial performance of 113.81% of his or her target bonus for the financial goals which equates to 79.7% of his total target bonus.  Due to the different weighting of his performance and strategic goals, the results for Mr. Burns equates to 68.4% of his total target bonus.

Performance of the Food Service Equipment segment, on which Ms. De Greef-Safft’s annual incentive bonus is based, was as follows:

Metric	Result	%Weighted Achievement
Sales	$381.9M	0
EBIT	10.51%	62
Operating Cash Flow	$47.3M	86

The results were below the target level in all three categories and sales were below the threshold target goal.  As a result, Ms. De Greef-Safft is entitled to a bonus based upon financial performance of 62.9% of her target bonus for the financial goals which equates to 37.8% of her total target bonus.

With respect to each executive’s strategic goals for the year, the Committee met with Mr. Dunbar to evaluate the performance of each executive in meeting those goals.  In determining the extent to which each strategic goal was met, the Committee examined the difficulty of reaching the goal, the work performed to achieve it, and any factors that arose during the year that made achievement of the goal more or less difficult.  Following its evaluation, the Committee determined that Mr. Dunbar had achieved 83% of his strategic goals by continuing to develop the Value Creation System by (a) completing market tests and increasing laneway growth; (b) setting in place OPEX transition plans for the Company’s top 15 sites, and improving site assessment scores and (c) developing plans for all of the Company’s leaders.  In addition, he continued the execution of the Company’s acquisition strategy, assured recent acquisitions hit their targets and divested a non-core business; set in place an OpEx and Strategic Plan that delivered margin improvements and repositioned the Engineering Technologies segment, adding the Wisconsin facility and improving the OPEX tools for improved performance.  The Committee determined that the other named executives achieved between 87% and 98% of his or her individual strategic goals which equates to between 26% and 39% of his or her total target bonus.

Combining the scores of the financial and strategic goals, each named executive (other than Ms. Rosen, who did not receive a bonus due to her retirement prior to the end of the fiscal year) is entitled to the following bonus:

Executive	Percentage of Target Bonus
D. Dunbar	104.7%
T. DeByle	106.7%
A. De Greef-Safft	72.6%
P. Burns	107.4%
R. McGovern	105.7%

Deferral of Annual Incentive Bonus

The Company provides an incentive for its executives to defer up to 50% of their annual bonuses into the receipt of discounted restricted stock units pursuant to the Management Stock Purchase Program (“MSPP”), a component of the 2008 Long Term Incentive Plan.  Those restricted stock units vest three years after they are purchased, and shares equal to the number of restricted stock units are delivered to the executives.  Restricted stock units purchased under the MSPP are valued at the time of purchase at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year or the date on which the underlying bonus would otherwise be paid (which is generally on or shortly prior to the 75th day after the last day of the fiscal year).  While the annual bonus is designed primarily to motivate an executive to meet annual performance goals established under the BPP process, the restricted stock unit deferral option adds an additional long-term motivational component to the bonus.  For fiscal 2016, the named executives elected to defer the following percentages of their annual incentive bonuses into the receipt of restricted stock units under the MSPP:

Mr. Dunbar

40%

Mr. DeByle

50%

Ms. Rosen

  0%

Ms. De Greef-Safft

50%

Mr. Burns

20%

Mr. McGovern

30%

The directors of the Company are also permitted to defer all or a portion of the annual cash retainer earned by them into the receipt of discounted restricted stock units under the MSPP.

Long Term Incentive Program

Executives are provided with incentives to remain in the employ of the Company and to align their interests with those of the Company’s shareholders through the granting of annual equity-based awards.  In establishing the total value of an executive’s award, the Committee uses the information contained in the Survey Data and the recommendations of Meridian to assist it in its determination.  For fiscal 2016, the target long-term incentive awards as a percentage of base salary were as follows for each of the named executives:

Name	Target Award as a % of Base Salary
David A. Dunbar	200%
Thomas D. DeByle	125%
Deborah A. Rosen	75%
Anne De Greef-Safft	100%
Paul C. Burns	55%
Ross McGovern	40%

The total value of the award for each named executive for fiscal 2016 is described under “Estimated Possible Payouts-Equity Incentive Plan” on page 30 of this proxy statement.

The form, terms and rationale for each component of such equity awards are summarized in the following table:

Component	Design	Purpose
Restricted Stock	Vests after three years, provided that the executive remains employed at time of vesting. Dividends accrue over the vesting period and are paid in cash immediately upon full vesting	Retention of executive, and alignment with shareholder interests
Performance Share Units

Convertible into shares of stock, depending upon performance of the Company over a one-year period against two pre-established financial metrics.  For 2016, the metrics were EBITDA and average return on operating assets.  Shares earned are paid in three equal installments, provided the executive remains employed at the time an installment is to be paid.

Motivates executives to meet financial performance criteria that the Committee has determined impact the longer-term performance of the Company and aligns executives’ interests with those of shareholders, through satisfaction of the awards in shares of stock

As described in more detail under “Components of Executive Compensation Program-Changes for Fiscal 2017” on page 12 of this proxy statement, the Committee adopted a three-year performance management period for its performance share units beginning in fiscal 2017, which shares are paid out at the end of the three-year period.

For fiscal 2016, 67% of the total long-term incentive award for Mr. Dunbar was made in performance share units, and 60% of the award made to the other named executives was made in performance share units.  This reflects the Committee’s determination that the portion of an executive’s compensation which is directly tied to the meeting of performance goals should be higher for those executives in the strongest position to impact actual performance

Performance Share Units Targets

For the fiscal 2016 performance period, the performance goals and their threshold, target and superior performance levels were as set out below.

Goal	Weighting	Threshold	Target	Superior
EBITDA (1)	66 2/3%	$90.3 M	$106.3 M	$114.0 M
Average Return on Operating Assets (2)	33 1/3%	35.5%	41.2%	43.8%

____________________________

(1)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure determined by adding three items from the Company’s audited financial statements – 1) income from continuing operations before income taxes, 2) interest expense, and 3) depreciation and amortization; and

(2)

Average Return on Operating Assets (determined by averaging return on operating assets at the beginning and end of the fiscal year).

The Committee selected EBITDA because of its direct correlation to profitability and cash flow, which are critical to the Company’s ability to complete acquisitions, invest in its core businesses, continue to return cash to shareholders in the form of dividends and improve overall liquidity.  The Committee selected average return on operating assets as a second performance measure, because it provides a means of determining whether the Company has invested the earnings of the business so as to best optimize the Company's return on assets.  The Committee also gave EBITDA twice the weighting of average return on operating assets, due to the importance of liquidity to the Company’s longer-term success.

Performance Share Unit Results for 2016

The Company’s EBITDA and Average Return on Operating Assets (ROA) for fiscal 2016 for purposes of determining performance share unit payouts was as follows:

Goal	Target	Result
EBITDA	$106.3 M	$97.2 M
ROA	41.2%	40.5%

EBITDA was between the threshold and the target performance level while ROA was slightly below the target level performance.  Actual reported results for both EBITDA and ROA were lower, but consistent with its authority to adjust results for incentive compensation purpose by excluding the gains and losses associated with anticipated events that do not reflect the operating performance of the Company, the Committee has excluded the impact of the sale of the Company’s Cheyenne facility and the divestiture of its roll, plate and machinery business in Sandston, Virginia from the calculations of EBITDA and ROA for the purpose of determining the number of shares of stock granted pursuant to the award of performance share units.

Based on these results, shares equal to 79.03% of the “target” performance share units awarded to each executive will be delivered.  Delivery will be made in three equal annual installments, with the first made on the date on which the Committee “certified” the results under the plan (August 25, 2016), and the remaining two installments made as of the next two fiscal year ends, provided that the executive remains employed by the Company on those two dates.

Perquisites and Other Benefits

We provide a limited number of perquisites to certain named executives, including Mr. Dunbar, designed to be competitive and assist in the attraction and retention of highly qualified executives and also to facilitate the performance of the executive's responsibilities.  The perquisites consist of a car allowance, and reimbursement of the cost of automobile operating expenses, including the cost of gasoline, auto insurance, and repairs.  Mr. Dunbar is reimbursed for tax return preparation and counseling.  We own no aircraft, nor do our executives fly on private aircraft for business purposes.  We do not provide any country club or other club memberships to our executives.  No gross ups are provided for any attributed income relating to perquisites received by the executives.

Executives participate in the same employee benefit plans and arrangements as do nearly all salaried employees.  Such plans and arrangements include a defined benefit pension plan (which has been frozen since December 31, 2007 and in which Ms. Rosen is the only named executive who has a benefit), a 401(k) plan with a Company match of up to 4% of an employee’s base salary up to the IRS compensation limit and additional Company contributions equal to a percentage of an employee’s base salary, with the exact percentage based in part on the employee’s age (these additional contributions are designed to make employees at least partially whole for the inability to accrue additional benefits under the frozen defined benefit pension plan).  In addition, we provide medical, dental, life insurance and long-term disability arrangements that are similar to those provided by similarly-situated companies, and which provide for cost sharing between employees and the Company.

We have a supplemental defined benefit pension plan to provide unfunded, non-qualified pension benefits to executives whose compensation exceeds the maximum permitted by the IRS to be taken into account under a tax-qualified deferred benefit pension plan ($265,000 in 2016).  That plan was also frozen effective December 31, 2007, and Ms. Rosen is the only named executive with a benefit under it.  Because of their compensation levels, most employees did not qualify for benefits under this plan.  The total pension to be received from both the tax-qualified and non-qualified defined benefit plans is determined under a formula that is the same for all plan participants, including Ms. Rosen.

As part of the freezing of accruals under the defined benefit pension plan, we established, as of January 1, 2008, a non-qualified deferred compensation plan designed to meet two goals.  First, it allows participants whose compensation exceeds the IRS limits permitted to be taken into account under a tax-qualified 401(k) plan ($265,000 in 2016) to make tax-deferred contributions and receive Company matching contributions as if the non-discrimination limitations which apply to tax-qualified 401(k) plans did not exist.  The percentage of an employee’s compensation which is matched under the non-qualified deferred compensation plan is the same as the percentage of compensation which is matched under the tax-qualified 401(k) plan.  In addition, employees eligible to participate in the non-qualified deferred compensation plan because their base salary and annual incentive compensation exceeds the IRS limit described previously ($265,000 in 2016) may defer additional amounts of their base salaries and annual incentive bonuses under the plan.  In no event, however, can the total amount deferred in any one year exceed 50% of base salary and 100% of the annual bonus paid under the plan.  The purpose of these changes is to allow individuals to partially make up from the Company’s defined contribution plan the loss of future accruals under the frozen defined benefit plans.

Employment Agreements

We have entered into employment agreements with each of the named executives.  Under those agreements, the executives shall be employed for a period of approximately three years (January 20, 2014 through December 31, 2016) in the case of Mr. Dunbar, and one year in the case of the other named executives.  The length of the agreements is based upon the Committee’s assessment of appropriate terms to attract and retain qualified executive talent, and of what is appropriate to maintain competitiveness.  The agreement for Mr. Dunbar renews automatically for additional three-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  The agreements for the other named executives have one-year terms, and will renew automatically for successive one-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  In the event of involuntary termination for a reason other than death or material breach of the agreement, Mr. Dunbar will receive base salary continuation for two years, and the other named executives will receive base salary continuation for one year.  Mr. Burns’ agreement provided for the granting of 6,021 restricted stock units, which award vests in four installments as follows: 2007 on July 27, 2016, 2,007 on July 27, 2017, 1,338 on July 27, 2018 and 669 on July 27, 2019, provided that he is employed on the vesting date; and a signing bonus of $100,000, which was paid to Mr. Burns upon his hiring.  Mr. McGovern’s agreement provided for the granting of restricted stock in an amount valued at $100,000, which was granted on September 1, 2015 and is based upon the Company’s closing stock price on such date, which award vests in three equal installments on September 1, 2016, September 1, 2017 and September 1, 2018, provided that he is employed on the vesting date; and a signing bonus of $50,000, which was paid to Mr. McGovern upon his hiring.  The signing awards for Messrs. Burns and McGovern were granted as compensation to such executives as compensation for incentive forfeited in connection with their departure from previous employers.

Each agreement contains a non-compete provision which precludes the executive from competing against the Company for two years, in the case of Mr. Dunbar, and one year, in the case of the other named executives, after the agreement is terminated, regardless of the reason for the termination.  The agreements also contain a “non-poaching” provision, which restricts the ability of an executive who takes a position outside the Company to hire employees of the Company.  Such provisions are considered by the Committee to be a benefit to the Company, because they ensure that those who know the most about the Company, its businesses, its employees, and the markets that the Company serves cannot use that knowledge to adversely impact the Company after their employment ends.

In the event of a change in control of the Company, the agreements further provide for the payment of severance and other benefits in the event the executive's employment is terminated, or the executive resigns for certain specified good reasons, including a significant diminishing of his or her job duties or reporting relationship, or a diminution in base salary or incentive compensation opportunity, in either case following a change in control.  Upon such a termination or resignation, severance for Messrs. Dunbar and DeByle will be based upon three additional years of salary and bonus, while the amount for Messrs. Burns and McGovern and Ms. De Greef-Safft will be based upon one additional year.  The amount of bonus used to calculate the lump sum payment is the higher of the executive’s “target” bonus for the year in which the change in control occurs or the most recent annual bonus paid to him or her.  The amounts reflect the determination of the Committee at the time the agreements were entered into of what was appropriate to ensure that executives involved in negotiating and completing any change in control transaction will act in the best interest of shareholders, without regard to the personal dislocation that they would likely face as a result of the transaction.  These amounts are paid only upon termination or resignation for specified good reasons following a change in control and not upon the change in control itself.  Such a “double trigger” provision, requiring both a change in control and a subsequent termination or resignation for the executive to be entitled to the amounts paid under the agreement, has been determined to be appropriate by the Committee.  The Committee sees no reason for the change in control event itself to trigger any right to additional compensation or benefits, if the executive’s employment status is not significantly impacted by the change in control.  There is no gross-up provided with respect to any amounts paid under the agreements.

Tax and Accounting Aspects of Compensation

The tax deductibility by a corporation of compensation in excess of $1 million paid to the named executives other than the CFO is limited by Section 162(m) of the Internal Revenue Code.  "Performance-based" compensation, as defined in the Code, may be excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals set out in writing within 90 days after the beginning of the plan year to which the goals apply, and if the compensation is paid under a plan approved by Stockholders.  The Company's 2008 Long Term Incentive Plan was approved by stockholders at the Company’s 2008 Annual Meeting of Stockholders and an amendment to this plan was approved by stockholders at the Company’s 2011 Annual Meeting of Stockholders.  Shareholders are being asked to approve the material terms of the performance goals under the 2008 Long Term Incentive Plan at this year’s Annual Meeting of Stockholders, as described under “Proposal 3 – Approval of Performance Goals under the 2008 Long Term Incentive Plan, As Amended” on page 51 of this proxy statement.

The Company does not have a specific policy regarding executive compensation and Section 162(m), and the Committee may choose to provide compensation that is not deductible under Section 162(m) on occasion if it determines such action to be in the best business interest of the Company.  Notwithstanding the absence of a specific policy, the Committee’s intent in fiscal 2016 was to structure the executive compensation program so that all compensation would be deductible, except to the extent that the combined total of base compensation, the value of perquisites and the grant date value of restricted stock issued under the 2008 Long-Term Incentive Plan exceeds $1 million.

Clawback Provision

The 2008 Long Term Incentive Plan contains a provision which authorizes the Board of Directors to recover excess annual and long-term incentive compensation paid under the Plan to the Chief Executive Officer, Chief Financial Officer, or any other executive, in the event that the Company’s financial results for any reporting period require restatement downward due to misconduct, as determined by the Board of Directors, on the part of any such executives.

Stock Ownership Guidelines

The Committee has adopted stock ownership guidelines for its directors and executives, including the named executives, out of a belief that those individuals should have at least a minimum level of stock ownership to align their interests with those of the Company’s stockholders.  With the assistance of Meridian, the Committee reviewed the Company’s stock ownership guidelines in October, 2015 and adopted new guidelines.  Under the new guidelines, Mr. Dunbar is required to own stock equal to at least five times his base salary, and the other named executives are required to own stock equal to at least two times their base salaries.  In addition, to further the Company’s commitment to ensure that the interests of executives are aligned with those of shareholders, the revised guidelines provide that Vice Presidents, Group Presidents and Division Presidents are required to hold share units with a value equal to one times annual base salary.  Until such time as a named executive officer has attained the applicable share ownership guideline, he or she is expected to retain at least 50% of the share units awarded to him or her, net of amounts required to pay taxes and exercise prices.  Stock owned outright and unvested restricted stock are considered owned by the executive.  The share ownership guidelines level will be recalculated whenever an executive receives an increase in pay.  To determine whether the guidelines are met, shares owned will have a deemed value determined annually as the average stock price of the Company’s common stock in the fourth quarter of the prior fiscal year.  The Committee monitors compliance with the stock ownership requirements on an ongoing basis and the named executives are presently in compliance with the guidelines.

Policy Concerning Transactions Involving Company Securities

The Company has a policy applicable to all officers, directors and employees, that prohibits certain transactions involving the Company’s securities, including engaging in short-term speculative transactions involving the Company’s securities including hedging transactions and buying or selling put or call options, holding the Company’s securities in a margin account, or engaging in short sales of the Company’s securities.  In addition, the policy prohibits the pledging of Company securities without first providing at least two weeks’ advance notice of the proposed pledge, with an explanation of the purpose of the pledge, and obtaining advance approval for the proposed pledge transaction.  No named executive officers or directors have entered into agreements pledging any shares of Company common stock for any purpose since the updating of the policy.

Risk Considerations in Compensation Programs

In August 2016, the Committee conducted its annual review of the Company’s compensation policies and practices to assess whether they contain incentives that can lead to excessive or inappropriate risk taking by executives.  Following that review, the Committee has concluded that the Company’s compensation programs, when considered both separately and taken as whole, are not reasonably likely to have a material adverse effect on the Company.  The principal factors that led to this conclusion are as follows:

•

The annual incentive compensation achievable by an executive is capped at 200% of the executive’s target bonus, thus reducing any incentive to generate an inordinately high level of performance in any one year at the expense of future performance.

•

Executives may defer up to fifty (50%) percent of their annual incentive compensation into restricted stock units, which vest and become payable in stock three years after the date the annual incentive compensation is paid.

•

Long-term incentive compensation is paid entirely in shares of stock.  Restricted stock granted under the plan requires that an executive remain employed for three years before the stock vests.  Shares paid pursuant to the award of performance share units are paid in three annual installments, and are paid only if the executive continues to be employed by the Company at the time an installment of shares is to be delivered.  Furthermore, as described in more detail under “Components of Executive Compensation Program-Changes for Fiscal 2017” on page 12 of this proxy statement, the Committee adopted a three-year performance management period for its performance share units beginning in fiscal 2017, which shares are paid out at the end of the three-year period and requires the employee to remain employed at such time of payment.  As a result of the foregoing, any future deterioration in the Company’s stock price would adversely impact the executive which keeps the executive’s interests aligned with those of the shareholders.

•

The long-term incentive plan is based solely on total corporate, rather than business unit performance, which motivates business unit heads to focus on total corporate performance, and not just the performance of their own business units.  In addition, the performance measures used to determine the amount of any long-term incentive payment differ from those used to determine the amount of any annual incentive bonus, thus reducing the ability of an executive to engage in conduct designed to inflate his or her incentive compensation payout.

•

The Board of Directors is empowered to “claw back” the portion of any annual or long-term incentive compensation paid to any executive, which is attributable to financial results that must be restated, or to other fraud or misconduct on the part of the executive.

•

The absence of any guaranteed bonuses or large equity grants that are not specifically tied to corporate performance.

•

Executives are subject to stock ownership requirements, which require that they maintain ownership of a specified amount of Company stock during the course of their employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Charles H. Cannon, Jr., Chairman

Thomas E. Chorman

Jeffrey S. Edwards

H. Nicholas Muller, III

COMPENSATION TABLES AND NARRATIVE DISCUSSION

2016 SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Company's chief executive officer, chief financial officer, former vice president/chief legal officer and three other individuals who served as the most highly compensated executive officers of the Company (the "named executive officers") during the fiscal years ending June 30, 2016, June 30, 2015 and June 30, 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	Change In Pension Value and Non-Qualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)
David Dunbar (1)	2016	751,537	0	1,987,958	428,021	(749)	92,082	3,258,849
President/CEO	2015	726,248	0	1,860,398	296,881	3,318	85,246	2,972,091
	2014	320,833	636,354(7)	2,648,042	121,560	0	283,641	4,010,430

Thomas D. DeByle	2016	381,393	0	620,640	112,726	(1,084)	60,212	1,173,887
Vice President/CFO/	2015	370,725	0	611,744	79,188	10,911	47,216	1,119,784
Treasurer	2014	361,675	0	609,316	173,426	30,196	54,853	1,229,466

Deborah A. Rosen(8)	2016	274,126	0	230,703	0	151,694	76,765	733,288
Vice President/CLO	2015	335,250	0	302,617	106,133	138,865	91,099	973,964
	2014	321,125	0	193,860	283,197	217,923	74,707	1,090,812

Anne De Greef-Safft(9)	2016	383,438	0	535,473	77,115	1,375	35,314	1,032,715
President Food Service	2015	163,460	44,952(10)	438,826	0	0	14,216	661,454
Group

Paul C. Burns (11)	2016	280,768	100,000(12)	661,370	141,768	0	74,678	1,258,584
VP Strategy & Business
Development

Ross McGovern(13)	2016	210,000	111,600(14)	236,406	2,811	0	10,083	570,900
Vice President/
Human Resources

____________________________________________

Footnotes to Summary Compensation Table

(1)

Mr. Dunbar became employed by the Company as President/CEO on January 20, 2014.

(2)

Since the payment of each executive's annual non-equity incentive bonus is dependent on meeting or exceeding certain targets and performance criteria, all annual non-equity cash incentive payments are reported under the column headed "Non-Equity Incentive Plan Compensation."

(3)

This column represents the aggregate grant date fair value of three separate awards:  (a) restricted stock units (“RSUs”) purchased with the portion of the executive’s annual incentive bonus which the executive elects to use to purchase RSUs under the terms of the Management Stock Purchase Program (“MSPP”); (b) shares of time-based restricted stock, and (c) performance share units (“PSUs”).  In addition, a time based restricted stock award granted to each of Mr. Burns and Mr. McGovern as of the date on which he commenced employment with the Company is included in this column.  The award has a fair value of $450,009 for Mr. Burns and $99,976 for Mr. McGovern.

With respect to (a) above, the MSPP permits prior to the beginning of the fiscal year in which the annual incentive bonus is earned (or prior to the commencement of his employment, in the case of Messrs. Burns and McGovern), executives elect to use up to 50% of their annual incentive bonuses to purchase RSUs.  For FY 2016, Mr. Dunbar elected to use 40% of his bonus to purchase RSUs, Mr. DeByle and Ms. De Greef-Safft elected to use 50%; Mr. McGovern elected 30%; Mr. Burns elected 20% and Ms. Rosen elected 0%.  Under the MSPP, RSUs will be purchased at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year in which the bonus was earned or the date on which the cash portion of the annual incentive bonus is paid, which is generally on or shortly prior to the 75th day after the end of the fiscal year.  The amounts in this column which are attributable to purchases under the MSPP are computed in accordance with FASB ASC Topic 718, and assume a probable outcome at the “target” performance level with respect to the satisfaction of financial performance measures, and at the maximum fulfillment of the executive’s strategic objectives.  If the “superior” financial performance target had been reached, and if each executive had fulfilled all of his or her strategic objectives, the amounts set forth in the table attributable to MSPP purchases would have been as follows:

FY 2016, Mr. Dunbar - $ 765,674; Mr. DeByle - $ 296,776; Ms. Rosen - $0; Ms. De Greef-Safft - $ 298,412; Mr. Burns - $ 92,686; and Mr. McGovern - $ 80,874.

FY 2015, Mr. Dunbar - $780,670; Mr. DeByle - $291,082; Ms. Rosen - $96,308; and Ms. De Greef-Safft - $127,590.

FY 2014, Mr. Dunbar - $396,084; Mr. DeByle - $290,686; and Ms. Rosen - $0

Ms. De Greef-Safft was not employed by the Company in FY 2014.  Messrs. Burns and McGovern were not employed by the Company in FY 2015 and FY 2014.

With respect to the awards of time-based restricted stock noted in (b) above, the column includes the grant date fair value of such awards for FY 2016, FY 2015 and FY 2014, respectively.  Grant date fair value is calculated by multiplying the number of shares of stock awarded times the closing price of the Company’s stock on the date awarded, in accordance with FASB ASC Topic 718.  The dollar amounts in this column specifically attributable to grants of time-based restricted stock are set forth in the Grants of Plan-Based Awards table on page 29 of this proxy statement.

With respect to the awards of PSUs noted in (c) above, the column includes the grant date fair value of such awards for FY 2016, FY 2015 and FY 2014, respectively.  Grant date fair value is calculated by multiplying the number of PSUs awarded times the closing price of the Company stock on the date of the award, in accordance with FASB ASC Topic 718.  In determining the grant date fair value of the PSUs, a probable outcome at the “target” performance level is assumed.  PSU payouts can range from zero to a maximum of 200% of target performance.  For FY 2016, payouts equal to 79.03% of target performance were earned.  For FY 2015, payouts equal to 115.24% of target performance were earned.  For FY 2014, payouts equal to 132.97% of target performance were earned.  The maximum PSU payouts for each of the past three fiscal years, determined as of the date on which the PSUs were granted, assuming achievement of the “superior” performance target, are as follows:

FY 2016, Mr. Dunbar - $2,028,894; Mr. DeByle - $576,285; Ms. Rosen - $314,531; Ms. De Greef-Safft - $463,500; Mr. Burns - $198,000; and Mr. McGovern - $115,200.

FY 2015 Mr. Dunbar - $ 1,969,800;  Mr. DeByle - $ 559,500;  Ms. Rosen - $ 305,370; and Ms. De Greef-Safft - $0;

FY 2014 Mr. Dunbar - $1,641,500; Mr. DeByle - $436,680; and Ms. Rosen - $232,632.

Ms. De Greef-Safft was not employed by the Company in FY 2014.  Messrs Burns and McGovern were not employed by the Company in FY 2015 and FY 2014.  The superior performance target was not achieved in any of the past three years.  The dollar amounts in this column specifically attributable to grants of PSUs are set forth in the Grants of Plan-Based Awards table on page 29 of this proxy statement.

Assumptions used in the calculation of the above amounts are disclosed in the Stock Based Compensation and Purchase Plans Note to the Company’s audited financial statements for fiscal year end June 30, 2016, included in the

Company's Annual Report on Form 10-K, filed with the SEC on August 25, 2016, except that the fair value of RSUs purchased under the MSPP for FY 2016 is based upon the following assumptions: risk-free interest rates, 0.71%; expected volatility of underlying stock, 44.5%; expected quarterly dividends per share, $0.14; and annual rate of quarterly dividends, 0.68%.

(4)

The amount shown in this column represents the portion of each executive’s annual incentive bonus which was paid in cash.  The amount of the executive’s target annual incentive bonus which is used to purchase RSUs under the MSPP is disclosed in the Stock Awards column.

(5)

The amount shown is the aggregate change in the actuarial present value of each named executive’s accumulated benefit under the Company’s defined benefit plans (including supplemental plans) from July 1, 2015 to June 30, 2016 (see Pension Benefits on page 36 of this proxy statement for a complete discussion of the Company’s defined benefit plans).  Messrs. Dunbar, DeByle, Burns, and McGovern and Ms. De Greef-Safft, do not participate in the pension plan, as they began employment with the Company subsequent to the December 31, 2007 freezing of the pension plan.

(6)

Included in this column are (i) accrued dividends that were paid during the fiscal year on previously awarded restricted stock (including RSUs acquired through the MSPP) that vested during the fiscal year.  Such dividends accrued during the three-year vesting period and were not factored into the grant date fair value reported in the Stock Awards column of the table.  The dividend totals for each named executive are as follows:  Mr. Dunbar, $7,856; Mr. DeByle, $9,419; Ms. Rosen, $8,163; Ms. De Greef-Safft, $851; Mr. Burns, $0 and Mr. McGovern, $0.  Further shown are (ii) the contribution made by the Company to each named executive’s 401(k) and non-qualified defined contribution plan accounts, which was $62,317 for Mr. Dunbar;  $26,989 for Mr. DeByle; $43,357 for Ms. Rosen; $21,168 for Ms. De Greef-Safft; $13,308; for Mr. Burns and $9,300 for Mr. McGovern.  Also shown is (iii) the dollar value of life insurance premiums paid by the Company during the year for the benefit of each named executive, which was $8,118 for Mr. Dunbar; $9,401 for Mr. DeByle; $10,364 for Ms. Rosen; $3,213 for Ms. De Greef-Safft; $935 for Mr. Burns and $633 for Mr. McGovern.  Also included are (iv) perquisites provided to each named executive.  The only perquisites that exceeded $10,000 were automobile allowances of $13,641 for Mr. Dunbar; $14,253 for Mr. DeByle; $13,731 for Ms. Rosen; and $10,082 for Ms. De Greef-Safft and for Mr. Burns relocation reimbursement costs of $56,770, including $21,315 for tax gross-up.  No other perquisites exceeding $10,000 were provided to any named executive.  None of the perquisites provided to any named executive exceed the greater of $25,000 or 10% of the aggregate value of all perquisites received by a named executive.

(7)

Based upon the terms pursuant to which he became employed by the Company, Mr. Dunbar received a gross cash payment of $500,000 at the time of commencement of his employment.  In addition, he is entitled to a minimum bonus at the performance target level set for him by the Compensation Committee, pro-rated for the portion of the year during which he was employed.  The amount of $136,354, which represents 50% of his target bonus, is included in the Bonus column because Mr. Dunbar elected to use 50% of this amount to purchase RSUs pursuant to the terms of the MSPP.  That portion is reported in the Stock Awards column.  In addition, any bonus payments over and above the target amount are reported in the Stock Awards and Non-Equity Incentive Plan Compensation columns, as appropriate.

(8)

Ms. Rosen retired from the Company on April 15, 2016.

(9)

Ms. De Greef-Safft became employed by the Company on January 26, 2015.

(10)

Based upon terms pursuant to which she became employed by the Company, Ms. De Greef-Safft is entitled to a minimum bonus at the performance target level set forth in her agreement, prorated for the portion of the year during which she was employed.  The amount of $44,952, which represents 50% of her target bonus, is included in the Bonus Column because Ms. De Greef-Safft elected to use 50% of this amount to purchase RSUs pursuant to the terms of the MSPP.  That portion is reported in the Stock Awards column.

(11)

Mr. Burns became employed by the Company on July 27, 2015.

(12)

Based upon the terms pursuant to which he became employed by the Company, Mr. Burns received a gross cash payment of $100,000 at the time of commencement of his employment.

(13)

Mr. McGovern became employed by the Company on August 17, 2015.

(14)

Based upon the terms pursuant to which he became employed by the Company, Mr. McGovern received a gross cash payment of $50,000 at the time of commencement of his employment.  In addition, he is entitled to a minimum bonus at the performance target set forth in his agreement prorated for the portion of the year during which he was employed.  The amount of $61,600, which represents 70% of his target bonus is included in the Bonus Column because Mr. McGovern elected to use 30% of this amount to purchase RSUs pursuant to the terms of the MSPP.  That portion is reported in the Stock Awards column.  In addition, any bonus payments over and above the target amount are reported in the Stock Awards and Non-Equity Incentive Plan Compensation columns, as appropriate.

2016 GRANTS OF PLAN-BASED AWARDS

The following table shows information concerning grants of plan-based awards made during fiscal 2016 to the named executives, all of which are made pursuant to the Company’s shareholder-approved 2008 Long Term Incentive Plan.  A more detailed description of the awards is set forth in the narrative disclosure which follows the table and the footnotes to the table.

Name	Grant Date	Date of Compen- sation Committee Action (1)							All Other Stock Awards # of Shares	Fair Value Of Stock Awards (4)
			Possible Payouts			Estimated Possible Payouts
			Under Non-Equity			Under Equity Incentive Plan
			Incentive Plan Awards			Awards (in shares except
			(in dollars) (2)			where dollars are shown) (3)
			Minimum	Target	Superior	Threshold	Target	Superior

David	9/09/15		$0	$408,807	$817,614	$0	$272,538	$545,076
Dunbar	9/01/15					6,621	13,242	26,484		$1,014,470
	9/01/15								6,522	$499,650

Thomas D.	9/09/15		$0	$105,647	$211,294	$ 0	$105,647	$211,294
DeByle	9/01/15					1,881	3,761	7,522		$288,130
	9/01/15								2,507	$192,061

Deborah A.	9/09/15		$0	$174,740	$349,480	$ 0	$0	$0
Rosen	9/01/15					1,027	2,053	4,106		$157,280
	9/01/15								1,369	$104,879

Anne De	9/01/15		$0	$106,219	$212,438	$106,219	$212,438	$424,876
Greef-Safft	9/01/15					1,526	3,052	6,104		$231,745
	9/01/15								2,017	$154,522

Paul C.	7/27/15								6,021	$450,009
Burns	9/09/15		$0	$132,000	$264,000	$0	$33,000	$66,000
	9/01/15					646	1,292	2,584		$98,980
	9/01/15								862	$66,038

Ross	9/09/15		$0	$0	$61,600	$26,400	$26,400	$52,800
McGovern	9/01/15					376	752	1,504		$57,611
	9/01/15								501	$38,382
	9/01/15								1,305	$99,976

__________________________________

Footnotes to 2016 Grants of Plan-Based Awards Table

(1)

The date of the Compensation Committee action was the same as the date of grant for all plan-based awards, except that for (i) the September 9, 2015 grants, which were approved at the September 1, 2015 Compensation Committee meeting and (ii) Mr. Burns’ July 27, 2015 grant.  Pursuant to his employment agreement, Mr. Burns was granted a time-based restricted stock award as of the date on which he commenced employment with the Company.

(2)

The amounts set forth below with respect to this award represent the percentage of the executive’s annual incentive bonus which he or she has elected to receive in cash.  With respect to Mr. McGovern’s, the cash portion of his annual incentive bonus for fiscal 2016 was established in accordance with the terms pursuant to which he became employed by the Company, and was therefore reported in the Bonus column of the Summary Compensation Table on page 26 of this proxy statement, rather than as Non-Equity Incentive Plan Compensation.  As a result, only the excess of any cash bonus over $61,600 would be treated as a non-equity incentive plan award.

(3)

The dollar amounts set forth below represent the percentage of the annual incentive bonus, if any, which he or she has elected to receive in RSUs under the MSPP, except that for Mr. McGovern, the Threshold and Target amounts reflect the minimum amount that she would receive in accordance with the terms under which she became employed by the Company.  The share amounts represent the shares of common stock which could be earned pursuant to PSUs awarded to the executive.

(4)

The amounts set forth in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718.  In determining the fair value of possible future payouts under the equity incentive plan awards, it was assumed that the “target” performance was achieved.

Possible Payouts Under Non-Equity Incentive Plan Awards

The amounts set forth under this heading are the amounts of annual incentive bonus that would be paid out in cash to each of the named executives for fiscal 2016 if the minimum, target and superior financial performance targets established in the Balanced Performance Plan (BPP) applicable to each named executive were met, and the executive fulfilled all of his or her strategic objectives.  A more detailed description of those targets is contained under the section of the Compensation Discussion and Analysis headed “Annual Incentive Bonus” on page 15 of this proxy statement.  The target bonus payout (including both the portion paid in cash and the portion paid in RSUs under the MSPP--see the discussion below under “Estimated Possible Payouts – Equity Incentive Plan”) for Mr. Dunbar represents 90% of base salary, while the target bonus payout for Messrs. DeByle and Burns and Ms. De Greef-Safft is 55% of base salary.  For Ms. Rosen, the target bonus is 50% of base salary and for Mr. McGovern, the target bonus is 40% of base salary.  No bonus attributable to the financial performance goals will be paid unless a threshold performance target established by the Compensation Committee for a particular goal is met.  If that occurs, 50% of the target bonus amount attributable to that goal (which is the percentage of the target bonus equal to the weighting given to that goal--see the discussion under “Annual Incentive Bonus” on page 15 of this proxy statement) will be paid.  A bonus could be paid based upon success in meeting one or more of the strategic objectives, notwithstanding that none of the threshold financial performance targets are achieved.

Estimated Possible Payouts-Equity Incentive Plan

The amounts set forth under this heading show three separate non-equity incentive awards.  First, the dollar amount of an executive’s annual incentive bonus that will be used to purchase restricted stock units (“RSUs”) under the Management Stock Purchase Program (“MSPP”) component of the annual incentive bonus plan, depending upon the extent to which the financial performance criteria established by the Committee are met, is disclosed.  The three amounts set forth are based on the assumption that (i) minimum performance criteria are not met, (ii) “target” performance is reached, and (iii) the “superior” performance target is achieved.  The RSUs purchased with the applicable dollar amounts will be bought at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year for which the bonus is earned or the date on which the shares are purchased, which is generally on or shortly prior to the 75th day after the last day of such fiscal year.  Delivery to the executives of shares converted from the RSUs on a one for one basis will occur three years after the date of purchase, unless the executive dies, becomes disabled or retires prior to the end of the three-year period, in which case the RSUs will immediately vest and be paid in shares of stock.  Dividends on the RSUs, which are payable at the same rate as for all issued and outstanding stock of the Company, will accrue and be paid to the executives upon vesting.

Second, the amount set forth under this heading shows the number of shares of Company stock that will be delivered to the named executives if the Company's performance goals established under the performance share unit (PSU) component of the 2008 Long Term Incentive Plan reach specified threshold, target and superior performance levels at the end of the performance period which began on July 1, 2015 and ends on June 30, 2016.  The levels are disclosed in the subsection of the Compensation Discussion and Analysis headed “Performance Share Units” under the section headed “2008 Long Term Incentive Program” on page 19 of this proxy statement.  No shares will be delivered unless the threshold performance level is reached.  Similarly, in no event will a greater number of shares than the number shown for attaining the superior performance level be delivered, even if actual performance exceeds that level.  Shares earned under the awards will be paid in three equal annual installments, with the first installment paid as of the date when the Compensation Committee certifies the extent to which the performance goals were met for the performance period, and the remaining two installments paid as of the next two anniversary dates of the end of the performance period.  Executives who are not employed by the Company at the time when shares are earned (or the anniversary date thereafter, where applicable) shall forfeit their right to those shares.

The number of shares to be delivered pursuant to the PSU awards if target performance is met, plus the number of shares of time-based restricted stock awarded to the named executives (see the “All Other Stock Awards” subsection below) on the same date (awards of both were made on the day they are approved by the Compensation Committee), have a grant date fair value, based upon the closing stock price on the date the awards were made of 200% of base salary for Mr. Dunbar, 125% for Mr. DeByle, 75% for Ms. Rosen, 100% for Ms. De Greef-Safft, 55% for Mr. Burns and 40% for Mr. McGovern.

All Other Stock Awards

The amounts set forth under this heading disclose shares of time-based restricted stock awarded to the named executives under the long-term incentive program.  These shares will vest three years from the date of the award.  During the three-year period, executives shall have voting rights and shall accrue dividends on the shares, which shall be paid in cash at the end of the three-year period.  Executives will forfeit the right to receive the shares if their employment terminates prior to the end of the three-year period, unless termination is the result of death, disability or retirement, in which case all restricted stock awarded to the executive will immediately vest as of the date of such occurrence.  The grant date fair value of these shares is the closing price of the Company’s stock on the date when they are granted times the number of shares granted.

In addition, an award of time-based restricted stock was made to each of Mr. Burns and Mr. McGovern as of July 27, 2015 and September 1, 2015, respectively, pursuant to their respective commencement of employment with the Company.  Mr. Burns’ award, which was valued at $450,009, will be paid as follows:  2007 shares on July 27, 2016; 2,007 shares on July 27, 2017; 1,338 shares on July 27, 2018 and 669 shares on July 27, 2019, provided that Mr. Burns remains employed as of such date.  Mr. McGovern’s award, which was valued at $99,976, will be paid in on September 1, 2018, provided that Mr. McGovern remains employed as of such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2016 to the named executive officers other than Ms. Rosen.  Ms. Rosen retired on April 15, 2016 and all unvested shares to which she was entitled accelerated vesting became vested as of that date.  As of June 30, 2016 she held no unvested shares.  The Company has not awarded stock options since fiscal year 2003, and there are no outstanding option awards to report.

	Stock Awards
Name	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares or Units that have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other rights that have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other rights that have Not Vested ($) (4)
David Dunbar	39,405	$2,814,995	8,796	$181,725
Thomas D. DeByle	15,778	$963,259	3,410	$70,451
Anne De Greef-Safft	7,774	$597,414	3,428	$70,822
Paul C. Burns	7,564	$625,013	1,065	$22,003
Ross McGovern	2,202	$181,951	929	$19,193

_______________________________

(1)

The following table sets forth the vesting dates for the unvested shares awarded to each named executive:

	David Dunbar	Thomas D. DeByle	Anne De Greef-Safft	Paul C. Burns	Ross McGovern
7/27/16 (a)	0	0	0	2,007	0
8/29/16 (b)	6,614	2,672	0	0	0
9/06/16 (c)	0	2,221	0	0	0
1/26/17 (d)	0	0	1,697	0	0
6/30/17 (e)	5,057	1,436	0	0	0
6/30/17 (f)	3,488	990	796	340	198
7/27/17 (a)	0	0	0	2,007	0
9/02/17 (g)	6,484	2,493	0	0	0
9/09/17 (h)	4,360	3,110	0	0	0
1/26/18 (d)	0	0	1,696	0	0
6/30/18 (f)	3,489	992	798	341	198
7/27/18 (a)	0	0	0	1,338	0
9/01/18 (i)	0	0	0	0	1,305
9/01/18 (j)	6,522	2,507	2,017	862	501
9/09/18 (k)	3,391	1,357	770	0	0
7/27/19(a)	0	0	0	669	0
TOTAL	39,405	15,778	7,774	7,564	2,202

(a)

These are shares of restricted stock granted to Mr. Buns at the time of his commencement of employment on July 27, 2015.

(b)

These are shares of restricted stock granted to the executives on August 29, 2013 (as of January 20, 2014 in the case of Mr. Dunbar).

(c)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2013 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 6, 2013, when the cash portion of the fiscal 2013 bonus was paid.

(e)

These are shares of restricted stock granted to Ms. De Greef-Safft at the time of her commencement of employment on January 26, 2015.

(i)

These shares were earned pursuant to a PSU award made on September 2, 2014.  The PSUs are converted into shares of common stock, the number of which depends upon the extent to which financial performance for the fiscal year ended June 30, 2015 met targets set by the Compensation Committee on September 2, 2014.  The shares earned as of the end of the performance period vest in three installments, the first on the last day of the performance period, and the second two on the first and second anniversary dates thereafter.

(f)

These shares were earned pursuant to a PSU award made on September 1, 2015  The PSUs are converted into shares of common stock, the number of which depends upon the extent to which financial performance for the fiscal year ended June 30, 2015 met targets set by the Compensation Committee on September 1, 2015.  The shares earned as of the end of the performance period vest in three installments, the first on the last day of the performance period, and the second two on the first and second anniversary dates thereafter.

(g)

These are shares of restricted stock granted to the executives on September 2, 2014.

(c)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2014 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 9, 2014, when the cash portion of the fiscal 2014 bonus was paid.

(i)

These are shares of restricted stock granted to Mr. McGovern per his employment agreement on September 1, 2015.

(j)

These are shares of restricted stock granted to the executives on September 1, 2015.

(h)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2015 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 9, 2015, when the cash portion of the fiscal 2015 bonus was paid.

(2)

The value shown in this column is calculated by multiplying each named executive's aggregate shares as shown in the immediately preceding column by the closing price of the Company's stock on June 30, 2016 ($82.63), reduced by the amount paid pursuant to the MSPP for RSUs purchased using a portion of the executive’s annual incentive bonuses for fiscal years 2013, 2014, and 2015.  (See footnotes (c), (h) and (k) to the table set forth above under footnote (1)).

(3)

In accordance with SEC regulations, the number shown in this column represents the number of RSUs that would be earned by each executive under the MSPP for FY 2016 if the “superior” financial performance target under the annual incentive bonus plan was met, and if the executive fulfilled all of his or her strategic objectives.  The number of shares is determined using 75% of the closing price of the Company’s stock on the last day of fiscal 2016 ($82.63).  The annual incentive bonus actually earned by each executive is determined after the end of the fiscal year, when the Compensation Committee determines the extent to which the financial performance targets were met and the extent to which each executive met his or her strategic objectives.  Once the annual incentive bonus is determined, RSUs are purchased with the percentage of such bonus that each executive elected prior to the beginning of the fiscal year to use to purchase stock under the MSPP.  The shares are purchased at a 25% discount from the lower of the closing stock price on the last day of the fiscal year or the date on which the shares are purchased (which is generally on or shortly prior to the 75th day following the last day of the fiscal year).  The actual number of shares purchased will be reflected in the table for the next fiscal year.

(4)

The value shown in this column is calculated by multiplying each executive’s aggregate shares as shown in the immediately preceding column by the closing price of the Company’s stock on June 30, 2016 ($82.63), reduced by the amount paid pursuant to the MSPP for RSUs purchased using a portion of the executive’s annual incentive bonus for fiscal year 2016.

The following table contains information regarding each named executive officer’s participation in the company’s Deferred Compensation Plan (the “Plan”).  A description of the Plan and its material features follows the table.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In FY 2015 ($) (1)	Registrant Contributions In FY 2015 ($) (2)	Aggregate Earnings In FY 2015 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At 6/30/15 ($)
David Dunbar	49,067	49,067	(749)	0	201,534
Thomas D. DeByle	13,459	13,459	(1,084)	0	220,904
Deborah A. Rosen	10,476	34,883	687	0	469,713
Anne De Greef-Safft	31,165	8,934	1,375	0	41,474
Paul C. Burns	0	0	0	0	0
Ross McGovern	0	0	0	0	0

__________________________

(1)

The amount shown in this column is included in the amount shown in the Summary Compensation Table in the column captioned “Salary.”

(2)

The amount shown in this column is included in footnote (6)(ii) to the Summary Compensation Table and is included in the column of that table captioned “All Other Compensation.”

STANDEX DEFERRED COMPENSATION PLAN

Effective January 1, 2008, the Retirement Plans Committee of our Board of Directors formally adopted the Standex Deferred Compensation Plan (the “Plan”).  The Plan was adopted in conjunction with the freezing on December 31, 2007 of the Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan which is designed to provide pension benefits based on compensation in excess of the compensation limit, such that a participant will be entitled to a total pension calculated in accordance with the formulas contained in the Standex Retirement Plan, without regard to the compensation limit.

The Plan, a “top hat” plan under the regulations of the U.S. Department of Labor, is an unfunded plan maintained for the purpose of permitting a “select group of management or highly compensated employees,” as defined in the Employee Retirement Income Security Act of 1974, to defer up to 50 percent of their base salaries and 100 percent of their annual bonuses, except that no portion of their compensation up to the compensation limit under Section 401(a)(17) (the “compensation limit”) of the Internal Revenue Code (the “Code”) may be deferred under the Plan.  That compensation limit for 2016 is $265,000.  For each Plan Year (January 1 – December 31), the Company shall make a matching contribution on behalf of each participant who defers compensation equal to:

•

100% of the amount the participant elects to defer that does not exceed 3% of the participant’s compensation (total salary plus annual incentive paid during the Plan Year) (“Compensation”); plus

•

50% of the participant’s deferrals that exceed 3% but do not exceed 5% of the participant’s Compensation.

The Company also makes two types of employer contributions to the participant’s account, also in accordance with the formulas contained in the Standex Retirement Savings Plan, without regard to the compensation limit:  a 1% contribution on all earnings in excess of the compensation limit, and an age-based contribution.  The age-based contribution is limited to those who worked at a location offering the Standex Retirement Plan, who were at least age 40 and actively employed on December 31, 2007.  This age-based contribution will be contributed entirely to the Standex Deferred Compensation Plan for a select group of employees due to statutory limitations imposed by nondiscrimination testing requirements.

Age as of 12/31/2014	Contribution as a % of Compensation
Under 40 years	0%
40 - 44	1%
45 – 49	3%
50 – 54	6%
55 and older	7%

Each year by December 31st, participants can elect to defer salary that would otherwise be paid during the next calendar year and to defer any annual incentive payment.  All deferral elections are irrevocable.

Participants shall obtain a return on amounts deferred which equals the investment performance of specific investments selected by participants from an array of investment options offered under the Plan.  The options are substantially similar to those offered under the Company’s Retirement Savings Plan, a 401(k) plan offered to a broad range of salaried employees.  All of the named executives are eligible to participate in the Plan.  Participants are 100% vested in all amounts deferred and in all amounts credited to the participant’s account attributable to Company contributions.

The amounts deferred will not be set aside in separate accounts for each of the participants in the Plan, but the total amounts deferred by all participants will be deposited into a grantor trust established under subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code.  The assets of the grantor trust will be subject to the claims of the Company’s general creditors in the event of the insolvency of the Company, but would not otherwise be available to the Company.

Distribution of all amounts deferred, including investment gains and losses and Company matching contributions, will be made in accordance with the distribution elections made by participants prior to the actual deferral of any compensation.  A participant may elect the timing and form for the payment of benefits, provided that account balances of $10,000 or less will be distributed in a lump sum.  Generally, a participant will receive disbursements of deferred amounts upon termination of service, or at a scheduled in-service withdrawal date chosen by the participant.  Upon termination of service, distributions of a participant’s account may be made in annual, quarterly or monthly installments over a specified number of years or in a single lump sum.  The Plan is intended to comply with Section 409A of the Code.  Under Section 409A, the payment date of deferred compensation will be delayed for six months for any named executive.  Participants are permitted to withdraw amounts deferred for unforeseen emergencies and, if this occurs, the participant’s deferral election for the remainder of the Plan year will be cancelled.  Distributions of the remaining vested balance of each participant’s account shall automatically be paid as a lump sum payment upon the occurrence of a change in control.

STOCK VESTED DURING THE FISCAL YEAR

The following table sets forth certain information with respect to shares of restricted stock, restricted stock units purchased through the Management Stock Purchase Program (“MSPP”), and stock earned pursuant to the award of performance share units which vested during the fiscal year ended June 30, 2016, with respect to the named executives.

Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($) (1)
David Dunbar	21,030	$1,595,385
Thomas D. DeByle	11,773	$906,516
Deborah A. Rosen	12,360	$965,391
Anne De Greef-Safft	1,697	$120,911
Paul C. Burns	0	0
Ross McGovern	0	0

____________________________

(1)

The value realized represents the fair market value of the Company’s shares on the vesting date.

PENSION BENEFITS

Ms. Rosen is a participant in the Standex Retirement Plan and the Standex Supplemental Retirement Plan.  Messrs. Dunbar, DeByle, Burns and McGovern and Ms. De Greef-Safft first became employed by the Company after January 1, 2008, the date on which the two plans were frozen as to future benefit accruals and new participants.

Both the Retirement Plan and the Supplemental Retirement Plan were frozen as of December 31, 2007, such that no additional pension benefits will be accrued for service after that date, and no employees who first became employed by the Company after that date will become participants in the Plan.  As of January 1, 2008, the Standex Retirement Savings Plan was enhanced.  A description of the enhancement is set forth under “Standex Deferred Compensation Plan” beginning on page 34 of this proxy statement.

The Standex Retirement Plan is a tax-qualified defined benefit pension plan which covers the majority of our salaried employees who first became employed by the Company prior to January 1, 2008.  The plan provides a retirement benefit that is determined under a benefit formula.  For Ms. Rosen, the formula is 1.35% times years of service times average compensation.  Average compensation is equal to a participant’s average monthly compensation during the three consecutive calendar years prior to calendar year 2008 during which the participant’s compensation is the highest.  For this purpose, compensation includes base salary and annual bonus, and compensation in any year is limited by the compensation limit under Section 401(a)(17) of the Internal Revenue Code (the “Code”) ($265,000 for 2016).  The normal retirement benefit is payable at age 65 in the form of a single life annuity.  Other forms of payment which may be elected, all of which are actuarially equivalent to the normal retirement benefit, are qualified 50%, 66 2/3% and 100% joint and survivor annuities and a ten-year certain and continuous annuity.  Participants who have at least ten years of service may commence receipt of the pension benefit as early as age 55, in which case their benefit will be reduced by 3% for each year their benefit begins before age 65.  Payments from the Retirement Plan are made from a separate trust, the assets of which may be used only to provide pension benefits to plan participants.

The Standex Supplemental Retirement Plan is a non-qualified plan, which restores the pension benefits which would otherwise have been payable under the Retirement Plan, but for the compensation limits imposed under the Internal Revenue Code.  The benefit formula is the same as that in the Retirement Plan.  Benefits under the Supplemental Retirement Plan will be payable as a temporary life annuity for not longer than 10 years or as a temporary joint and 100% survivor annuity for not longer than 10 years.  In addition, the pension benefit will commence beginning as of the later of age 55 or six months after termination of employment.  The pension benefit payable from the Supplemental Retirement Plan is made from the general assets of the Company.

The present value of Ms. Rosen’s accumulated benefits, updated to reflect her actual benefit election and commencement date, is shown in the Pension Benefits Table below and has been calculated using the same assumptions as are used in determining the SFAS 87 pension disclosure.  Also, the present value is determined using a 4.0% discount rate and the RP-2014 Healthy Mortality table, with separate rates for males and females projected generationally using an adjusted form of Scale MP-2014, over a 15-year convergence period from 2007 to 2022 with an ultimate improvement rate of .75% (up to age 85), and with no pre-retirement mortality.

PENSION BENEFITS TABLE

Name	Plan Name	# Years of Benefit Service	Present Value of Accumulated Benefits	Payment During Fiscal 2016

Deborah A. Rosen	Retirement Plan	23	$928,251	$4,322
	Supplemental Retirement Plan	23	$600,481	$0

Messrs. Dunbar, DeByle, Burns and McGovern and Ms. De Greef-Safft became employed by the Company after December 31, 2007, when accruals under the above plans were frozen, and as a result, they are not accruing benefits under those plans.

Certain Post-Termination Payments and Employment Agreements

We have entered into employment agreements with our named executive officers.  The agreement with Ms. Rosen expired when she retired from employment on April 15, 2016.  The agreement for Mr. Dunbar provides for continuing employment in his present capacity, or a substantially equivalent position, through December 31, 2016, unless he dies, becomes disabled, or materially breaches the agreement.  Mr. Dunbar’s agreement shall automatically renew for additional three-year periods unless notice of an intent not to renew is given by either party at least thirty days prior to the end of the initial or any renewal term.  The agreements for the other named executives are one year in duration, except for Mr. Burns’ and Mr. McGovern’s initial terms of approximately eleven months, and will renew automatically for successive one-year terms, except that either party may give thirty days’ notice of its desire to terminate the agreement.  The agreements provide for continuation of certain compensation and benefits upon the occurrence of certain specified events during the periods when the agreements are in effect.  Those occurrences, and the compensation and benefits which shall be paid following such events, are described in the paragraphs below.  In addition, the terms of the stock awards made to the executives provide for accelerated vesting of the awards upon termination for certain specified reasons.  Those situations are also described below.

Acceleration of Stock Awards

In the event of the death, long-term disability or retirement of the executive (retirement means termination of employment after reaching age 55 with ten or more years of service, or reaching age 65, regardless of the number of years of service), under the terms of the awards made to the executive, the unvested restricted stock awarded, consisting of time-based restricted stock awarded under the long-term incentive program, and restricted stock units purchased under the MSPP with a portion of the executive’s annual incentive bonus, will immediately vest.  The number of unvested shares that would become vested if the executive’s employment terminated due to death, disability or retirement, and the value of such shares as of June 30, 2016, is as follows:

	Number of Unvested Shares	Value on June 30, 2016
David Dunbar	20,887	$1,725,893
Thomas D. DeByle	14,360	$1,186,567
Anne De Greef-Safft	6,180	$510,653
Paul C. Burns	6,883	$568,742
Ross McGovern	1,806	$149,230

An executive who is granted performance share units and who dies, retires or becomes disabled during the performance period for which any shares are earned will be entitled to a pro rata portion of the first installment of shares the executive would have earned pursuant to the grant, had he or she continued to be employed through the entire performance period, equal to the percentage of the performance period during which he or she was employed.  As an example, an executive who died, became disabled or retired on December 31 would be entitled to 50% of whatever number of shares would have been delivered as a first installment of the number of shares earned as of the end of the performance period.  The shares will be delivered to the executive (or to his or her estate in the event of death) at the same time as such shares would have been delivered had he or she remained employed through the entire performance period.  In such a case, the executive shall not be entitled to the second and third installments, which otherwise would have been delivered on the next two anniversary dates after delivery of the first installment.

In the event of death, retirement or disability during either of the two fiscal years following the performance period for which any shares are earned pursuant to a grant of performance share units, the executive shall be entitled to a pro rata portion of the installment of shares which is scheduled to vest at the end of that year, based on the portion of the year in which the executive remained employed.  Delivery of the shares shall be made at the same time as such shares would have been delivered had the executive been employed at the end of the year.  Installments that would vest at the end of the following fiscal year are forfeited.  Executives shall not be entitled to a pro rata portion of an installment upon voluntary or involuntary termination for a reason other than death, disability or retirement, except following a change in control of the Company.

Employment Agreements – Death, Voluntary Termination or Material Breach

In the event of the executive’s death, voluntary termination of employment, or involuntary termination due to a “material breach” of the agreement, which means 1) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or 2) the willful, deliberate and continuous failure of the executive to perform his or her duties after being properly demanded to do so, the executive shall not be entitled under the employment agreement to any salary or benefits continuation beyond the date of termination.  The same applies to termination of the executive’s employment due to a disability which the Company determines renders him or her unable to perform the services required under the agreement, except that termination for such reason will not be effective until the disability has continued for a period of at least six months.

Employment Agreements – Involuntary Termination

In the event of the involuntary termination of an executive's employment, for a reason other than death, disability, a material breach or following a change in control, the agreements provide that the executive shall continue to receive his or her then current base pay for a period of one year (except that payment shall be made for two years, in the case of Mr. Dunbar, with the amount which equals twice the compensation limit set forth in section 401(a)(17) of the Code ($265,000 for 2016) payable over a two-year period, and the remainder payable in a lump sum immediately upon termination).  In addition, medical and dental insurance coverage shall be continued for Mr. Dunbar for up to one year.  At the base salaries of the named executives as of June 30, 2016, and the cost of continuing medical and dental coverage to Mr. Dunbar for one year at current costs, the amounts payable to each executive in such circumstances would be as follows:

	Severance Pay	Medical and Dental Coverage
David Dunbar	$1,514,100	$19,404
Thomas D. DeByle	$384,190	$0
Anne De Greef-Safft	$386,250	$0
Paul C. Burns	$300,000	$0
Ross McGovern	$240,000	$0

Employment Agreements – Change in Control

The employment agreements also provide for the making of certain payments to the named executives in the event of the involuntary termination of the executive's employment after a change in control of the Company (which is defined to mean a transaction reportable under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934), or the executive's resignation following a change in control for specified good reasons, including adverse changes in the executive's general area of responsibility or reporting relationship, title or place of employment, or diminution of the executive's base salary, incentive compensation opportunity or benefits.  The compensation and benefits to which Mr. Dunbar is entitled following such an event are as follows:  (a) immediate lump sum payment equal to three times the sum of (i) current base salary, and (ii) the higher of target annual incentive bonus as of the date immediately prior to the change in control or the annual incentive bonus most recently paid (including the portion used to purchase restricted stock units under the MSPP); (b) immediate 100% vesting in all unvested equity benefits, including all time-based restricted stock (which includes any increase in the value of restricted stock units purchased under the MSPP with a portion of an executive’s annual bonus over the price paid for such units) and performance share units; and (c) continuation at the employer's expense of all life insurance and medical plan benefits for three years, as if he was still an employee during the three-year period.  In the event that the payment to which Mr. Dunbar is entitled upon such an event triggers an excise tax payable under sections 280G and 4999 of the Code, the amount of the payment will be reduced to the maximum amount that can be paid without triggering the excise tax payment requirement.

The compensation and benefits payable to Messrs. Burns and McGovern and Ms. De Greef-Safft under their agreements shall be the same, except that the lump sum severance payment shall be based on one year’s salary and bonus and medical benefits and life insurance shall be continued for one year.  Mr. DeByle’s agreement is the same as those of Mr. Burns and Mr. McGovern and Ms. De Greef-Safft, except that it provides for a lump sum severance payment equal to three years’ base salary plus three times the most recent annual bonus paid to him.  No right to an excise tax gross-up is provided in any executive’s agreement.

An executive who is eligible to retire and commence receipt of a pension under the Company’s defined benefit pension plans as soon as his or her employment terminates (or six months thereafter, if such payments are determined to be subject to Section 409A of the Code) would be able to receive both severance and pension payments.

If termination were to have occurred on June 30, 2016, upon a change in control occurring on the same date, here is the value of what each of the named executives would have received:

	Severance	Acceleration Of Unvested Stock Awards (1)	Benefits (2)
David Dunbar	$4,315,185	$4,100,057	$69,249
Thomas D. DeByle	$1,786,455	$1,500,602	$22,212
Anne De Greef-Safft	$598,688	$683,184	$16,193
Paul C. Burns	$465,000	$661,618	$20,981
Ross McGovern	$328,500	$203,270	$20,665

_____________________________

(1)

This amount represents the value received upon acceleration of the vesting of all unvested restricted stock, restricted stock units, and unvested shares earned pursuant to previously-granted performance share units under the Company’s 2008 Long Term Incentive Plan.  The amounts do not include the price paid for restricted stock units purchased pursuant to the MSPP with a portion of the executive’s annual incentive bonuses, because the executive would be entitled to the price paid for those shares as of June 30, 2016 without a change in control event.

(2)

The amounts represent the compensation cost to the Company of providing continued medical and life insurance benefits to the named executives for three years after June 30, 2016, based on 2016 premium costs and assuming medical cost levels over the three-year period (one year in the case of Messrs. DeByle, Burns and McGovern and Ms. De Greef-Safft), using the medical inflation methodology which the Company has used in valuing the cost of its retiree medical benefit obligations under FAS 106.  The Company does not provide retiree medical benefits to its salaried retirees.

OTHER INFORMATION CONCERNING THE COMPANY

BOARD OF DIRECTORS AND ITS COMMITTEES

Five meetings of the Board of Directors were held during the fiscal year ended June 30, 2016.  Each incumbent director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served.  The Board operates pursuant to Corporate Governance Guidelines which set forth the policies and procedures for the effective performance of management duties by the Board of Directors.  These Guidelines can be found on the Company’s website at www.standex.com under the Governance tab.  Please see page 55 for information about the procedure for requesting a copy.

Compensation Committee

The Board has a Compensation Committee consisting of Messrs. Cannon (Chairman), Chorman, Edwards and Muller, all of whom are independent under NYSE standards.  During fiscal 2016, the Committee held five meetings, and communicated regularly in the interim.  Each of the Committee members attended all meetings.  The Company charges the Compensation Committee with discharging the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and senior management; administering the Amended and Restated 2008 Long Term Incentive Plan; and reviewing and approving executive and senior management compensation in relation to the short and long term goals of the Company.

The Committee operates pursuant to a written Charter, which may be reviewed on the Company’s website at www.standex.com under the “Governance” tab.  Please see page 55 for information about the procedure for requesting a copy.

The Committee has the authority to retain consultants or other legal or accounting advisors from time to time in the Committee’s discretion to assist in the evaluation of executive and senior management compensation.  Such engagements shall be on such terms as the Committee deems appropriate.  The Chief Executive Officer and the Vice President of Human Resources assist the Committee to a limited extent in determining or recommending the amount or form of executive and director compensation, as described on page 14 of this proxy statement.

For further information regarding the Committee’s processes and procedures for the consideration and determination of executive and director compensation, please see the Compensation Discussion and Analysis, beginning on page 11 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Messrs. Cannon, Chorman, Edwards or Muller) were at any time during fiscal 2016 or in any prior period an officer or employee of the Company, nor did they serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee or Board of Directors.

Audit Committee

Messrs. Cannon, Chorman, Fenoglio, Fickenscher, and Hansen served during fiscal year 2016 on the Company’s Audit Committee.  From July through October of the fiscal year, Mr. Fenoglio served as Chair of the Committee.  Mr. Hansen has been designated Chair for periods after October, 2015.  All of these directors are independent as defined by the SEC and NYSE rules, and all have been designated as “audit committee financial experts” as defined by the NYSE rules.  During fiscal 2016, the Committee met on four occasions.  Each of the Committee members attended all of the meetings of the Committee.  The Audit Committee reviews, both prior to and after the audit, the Company’s financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditor of the Company and the adequacy of the Company’s internal controls, and reports thereon to the Board of Directors.

During the 2014 fiscal year, the Committee, in consultation with executive financial management at the Company, invited a competitive process to review the appointment of the Company’s independent registered public accounting firm for the upcoming fiscal year.  As a result of this process and following careful deliberation, on August 29, 2014, the Committee notified the Company’s prior independent auditor, Deloitte & Touche LLP, that it had determined to dismiss Deloitte & Touche LLP as the Company’s independent registered public accounting firm, effective immediately.  On the same date, the Committee authorized entering into an engagement letter with Grant Thornton LLP.  Grant Thornton officially became the Company’s independent registered public accounting firm on September 4, 2014, as reflected in the Company’s Form 8-K filed on the same day.

The Committee operates pursuant to a Charter, which may be found on the Company’s web site at www.standex.com under the Governance tab.  The report of the Committee for the past fiscal year appears below.  Please see page 55 for information about the procedure for requesting a copy.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is entirely made up of independent directors as defined in the NYSE listing standards.  It operates pursuant to a written charter, which may be reviewed on the Company’s website at www.standex.com under the Governance tab.

The Committee reviews Standex’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process.  The independent auditor is responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees.  The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services.  Any other services must be specifically approved by the Audit Committee.  In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

In this context, the Committee has reviewed and discussed with management and the independent auditor the audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the auditor’s evaluation of the Company’s internal control over financial reporting.  The Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted PCAOB Rule 3200T, Communication With Audit Committees.  In addition, the Committee has received from the independent auditor the written disclosures required by the PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and by applicable requirements of the Public Company Accounting Oversight Board, and discussed with it the independence from the Company and its management.  Finally, the Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and based upon the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on  Form 10-K for the year ended June 30, 2016, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas J. Hansen, Chairman

Charles H. Cannon, Jr.

Thomas E. Chorman

William R. Fenoglio

Gerald H. Fickenscher

Corporate Governance/Nominating Committee Report

The Corporate Governance/Nominating Committee of the Board of Directors is comprised of Messrs. Chorman, Edwards, Fickenscher, Hogan and Muller, all of whom the Board determined to be independent within the meaning given to that term under the rules of the NYSE.  From July through October of the fiscal year, Mr. Muller served as Chair.  For all periods after October, Mr. Chorman has been designated as Chair.  The Corporate Governance/Nominating Committee is responsible for developing, reviewing, maintaining and recommending to the Board principles and guidelines of corporate governance for the operations of the Board and ensuring the Board’s compliance with applicable regulations and standards of the SEC and NYSE.  In this responsibility, the Committee is guided by the Corporate Governance Guidelines, which are periodically reviewed.  The Guidelines are accessed at www.standex.com under the “Governance” tab.  Please see page 55 for information about the procedures for requesting a copy.

The Committee also recommends to the Board candidates for consideration for Board membership; for annual election of Company officers; and for membership on the standing committees of the Board.

The Committee Charter describes its duties and responsibilities in greater detail.  Stockholders and others may access the Charter through the Governance tab of the Company’s website at www.standex.com.  Please see page 55 for information about the procedures for requesting a copy.

During fiscal year 2016, the Committee held four meetings, and communicated regularly during the interim.  Each of the Committee members attended all of the meetings of the Committee.

Process for Identifying and Evaluating Candidates for Director, and Diversity Considerations

The Corporate Governance/Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders.  The Committee may also retain a third party executive search firm to identify candidates.  When such a search firm is engaged, the Committee sets the fees and scope of engagement.  A shareholder who wishes to recommend a prospective nominee for the Board should notify the Committee in writing using the procedures described below under Communications with Directors, attaching any supporting material the shareholder considers appropriate.  Nominees recommended by shareholders are subject to the same evaluation process described herein as all other prospective candidates.

The Committee will review and evaluate each candidate it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee and described below, the existing composition and mix of talent and expertise on the Board, and other factors it deems relevant.

The Committee evaluates each prospective candidate against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines (found at the Company’s website), as well as by criteria of preferred experiences and qualities established by the Committee that would best assist the Company at the particular time in question.  The Committee strives to identify nominees whose character, demonstrated teamwork, judgment and experience will best enable them to execute the strategic plan of the Company, in the interests of shareholders.  The qualifications the Committee prefers include various professional experience requirements (including familiarity with manufacturing, international business and financial accounting and controls) and personal qualities (including integrity and judgment), as well as the capacity and desire to make a significant time commitment to the Board, and a commitment to become a meaningful shareholder.

In addition, as part of this process, the Committee developed a Board self-evaluation questionnaire which measures the current configuration of the Board relating to skills, experience and background.  The matrix further probes the areas for improvement, Board structure and committee configuration.  This annual self-evaluation assists in the evaluation of the future needs of the Board, and the qualifications to be sought in potential Board candidates.  This matrix is examined in relation to the ongoing execution of corporate strategy, to aid the Committee in identifying candidates who can assist the Company with the successful performance of its strategic goals.  The Committee updates the matrix annually, as well as before any search for director candidates, based on expected retirements, any gaps in current needs, and the strategic direction of the Company.

Directors submit completed questionnaires to the Chief Legal Officer, who summarizes the results without attribution, and forwards the summary to the Committee chairman, who analyzes the data and reports the results to the Board and to each Committee.  The full Board discusses summaries of the assessments and Committee evaluations with a view to enhancing the overall performance of the Board.

The Committee considers all of the above-mentioned factors and weighs whether a candidate’s experience, character and commitment would complement the other directors’ skills and abilities as they relate to service on the Board.  In this way, the Committee seeks diversity of perspective and insight, considering how each individual director can contribute to and enhance the overall effectiveness of the Board.  Thus, diversity is reviewed in a comprehensive context, rather than on the basis of categorical allotment.  The Committee is mindful of this diversity consideration throughout the year, and assesses its effectiveness through the annual director evaluations described above.  The Committee is particularly mindful that it must seek and retain director candidates whose skills complement the needs presented by the domestic and international, multi-product, engineered manufacturing operations of the Company, the analytical financial expertise associated with such operations, and the strategic plans of the Company.

In connection with this evaluation, if warranted, the Committee decides whether to interview the prospective nominee and invites the President/CEO/Chairman of the Board, the Lead Director and any interested Committee member to meet with prospective candidates.  The Committee Chairman conducts due diligence and checks each candidate’s references.  After completing this evaluation and interview process, the Committee forwards all pertinent materials and makes a recommendation to the full Board in advance of a meeting in which the Committee will propose a candidate for Board action.  The Board then acts on the appointment of the candidate or nomination for consideration of shareholders.

Code of Business Conduct and Ethics

The Company has both a Code of Business Conduct and a Code of Ethics for Senior Financial Management, both of which may be found on the Company’s website under the Governance tab at www.standex.com.  Please see page 55 for information about the procedure for requesting a copy.  Further, the Company continues to utilize an on-line interactive compliance training program which encompasses a wide variety of subject matters, including Code of Conduct; preventing discrimination and harassment; Foreign Corrupt Practices Act (FCPA); Sarbanes-Oxley essentials; conflict minerals; and fraud awareness and detection.  New training courses are assigned regularly to employees to ensure ongoing awareness of governance and ethical issues.  Further, the programs can be customized by Company divisions to pinpoint issues that may arise in the ordinary course of business.

The Code of Business Conduct applies to all employees, officers and directors of the Company and provides that, in the conduct of all corporate activities, integrity and ethical conduct is expected.  In addition, the Code of Business Conduct addresses and provides guidance on a number of business-specific issues, including but not limited to insider trading and conflicts of interest.

The Code of Ethics for Senior Financial Management applies to all officers, directors and employees who have supervisory financial duties.  The Code of Ethics is intended to assist in the complete and accurate reporting of all financial transactions in compliance with applicable laws, rules and regulations.

Waivers of the requirements of the Company’s Codes, if granted by the Board or the Corporate Governance/Nominating Committee, will be posted on the Company’s website.  No waivers were granted in fiscal 2016 or for any prior period since the Codes were adopted in 2003.  Compliance is monitored by the Company’s Corporate Governance Officer and the Committee, in communication with the Board and senior corporate management, as appropriate.

Executive Sessions of Independent Directors and Oversight of CEO Performance

Under the Board’s Corporate Governance Guidelines, the independent directors of the Board meet in regularly scheduled executive sessions with no management directors or management present.  Thomas Hansen has been designated by the independent directors as the Lead Director for such executive sessions.  The Committee has adopted a list of duties to be performed by the Lead Director that are intended to encompass the important tasks of this position (see Appendix A, Corporate Governance Guidelines, found under the “Governance” tab at www.standex.com).  The Committee believes that naming a Lead Director and enumerating the considerable responsibilities of this role promotes independent, objective oversight, and maintains an efficient communication structure between the President/CEO and the Board.

A number of Board and Committee processes and procedures provide substantial independent oversight of the performance of the CEO.  These include an annual detailed evaluation of the CEO’s performance against pre-determined goals, which evaluation measures numerous performance and personal bench marks (such as communication with the Board, for example); regular executive sessions of the independent directors (called and chaired by the Lead Director); and full independence of each member of the Audit, Compensation and Corporate Governance/Nominating Committees.

If any shareholder wishes to communicate any matter to the executive sessions of independent directors please forward an email regarding such communication to boardofdirectors@standex.com.

Director Attendance Policy

It is the policy of the Board, pursuant to its Corporate Governance Guidelines, that each director has a duty to attend, whenever possible, all meetings of the Board and of each Committee on which the director serves and to review in advance all meeting materials, all of which are sent electronically to each director, and are placed on a secure server for director access.  In addition, each director is expected to attend the Annual Meeting of Shareholders.   In fiscal 2016, all directors attended the Annual Meeting.

Shareholder Communications with Directors

The Board of Directors welcomes input and suggestions from shareholders and all interested parties.  The Board of Directors will regard all appropriate communication seriously and will promptly address it.  The

Board has adopted the following procedure for shareholders and other interested parties to contact members of the Board, its committees and the non-management directors as a group.  Correspondence, addressed to any individual director, group or committee chair or the Board as a whole, should be sent to the Corporate Governance Officer, Standex International Corporation, 11 Keewaydin Drive, Suite 300, Salem, NH 03079.  All parties may also communicate electronically by sending an email to boardofdirectors@standex.com.  The message line should specify the individual director, committee or group that the shareholder wishes to contact.

All communication will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.  The Corporate Governance Officer shall use discretion in declining to forward communication unrelated to the duties and responsibilities of the Board, including but not limited to communication in the nature of advertisements or promotions, employment inquiries or resumes, surveys or other forms of mass mailings.  However, all communication, regardless of its nature, will be catalogued, archived and periodically reported to the Board for its information and use.

Board Leadership Structure and Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure, in order to best serve shareholders’ interests by ensuring an efficient, high-functioning Board.  Part of this duty is determining whether the role of Chairman of the Board should be held by the CEO, or another member of the Board of Directors.  This decision should be based on a thorough review of the particular composition of the Board, the individuals serving as CEO and Lead Director, and the strategic needs and opportunities of the Company as they evolve from time to time.

During the fiscal year, the Board undertook to examine a number of factors in connection with this inquiry, including the specific constitution of the Board; the capabilities and qualifications of the CEO; the responsibilities and activities of the Lead Director; the ease and candor of communication among all Board members and the CEO; the existing policies and practices that provide independent oversight of management; the ability to attract and retain qualified individuals for Board service; corporate governance practices in the industry and the Company’s peer group; and such other factors as the Board may determine.

After carefully considering all facets of the determination, the Committee unanimously decided to recommend to the Board the appointment of current CEO David Dunbar as Chairman, beginning on the date of the Annual Meeting on October 27, 2016.  On that date, current Chairman Roger L. Fix will resign from this role, but will continue to serve as a Director.  The Board believes that this structure will add substantial strategic perspective to the Chairman’s role, and will provide continuity of Board leadership.

Recognizing that the optimal Board leadership structure may vary as changing circumstances warrant, the Board shall review this determination annually, consistent with the Corporate Governance Guidelines.  Maintaining a certain flexibility regarding this decision will allow the Board to review whether the execution of Company strategy, the independent oversight of senior management, and the best interests of shareholders are being optimally accomplished by having the Chairman’s role held by the CEO.  In the event that the Board determines that a separate leadership structure is in the best interests of shareholders and the Company, a change shall be considered.

The Board conducts risk oversight of the Company by relying on its Committee membership to receive and analyze reports and data from various Company and external sources (discussed below), and to report to the full Board for discussion and action, where necessary.

In order to conduct risk oversight of the Company, the Audit Committee regularly receives reports regarding the material risks presented by and to Company operations, and the measures being taken to manage such risk.  The Corporate Risk Manager reports regularly to the Audit Committee.  The Audit Committee reports as appropriate to the full Board, which monitors material risks that may impact the Company.  In addition, the Board administers its risk oversight function through periodic reporting at Board meetings by members of senior management, including but not limited to the Chief Financial Officer and the President, Food Service Equipment Group.  The Committee is also aided by the comprehensive enterprise risk management report provided annually by the manager of the Company’s internal audit department.  These presentations provide the Board with the opportunity to communicate directly and in detail with management about risks and opportunities being addressed at the operational level.  Further, the Corporate Governance Officer reports to the Audit Committee quarterly, in conjunction with the corporate governance program.

Since fiscal 2012, the Corporate Governance/Nominating Committee has mandated that each committee of the Board review its Charter annually to assess whether the risk oversight roles and responsibilities of each committee are being appropriately discharged.  This exercise was undertaken in fiscal 2016.  Each committee’s Charter can be found on the Company web site at www.standex.com under the Governance tab.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE

Thomas E. Chorman, Chairman

Jeffrey S. Edwards

Gerald H. Fickenscher

Daniel B. Hogan

H. Nicholas Muller, III

Directors Compensation

The elements of non-employee director compensation for fiscal 2016 are as follows:

•

a $50,000 annual cash retainer, payable quarterly, all or a portion of which may be deferred and used to purchase RSUs pursuant to the MSPP;

•

an annual restricted stock grant equal to $65,000 and valued as of the date of the Annual Meeting of Shareholders, which stock vests three years after the date of grant;

•

a $16,000 cash payment per year for the Chairman of the Audit Committee;

•

a $10,000 cash payment per year for the Chairman of the Compensation Committee;

•

an $8,000 cash payment per year for the Chairman of the Corporate Governance/Nominating Committee;

•

an $8,000, $5,000 and $3,000 cash payment per year to each member of the Audit, Compensation and Corporate Governance/Nominating Committee, respectively; and

•

a $50,000 cash payment per year for any non-employee Chairman of the Board, all or a portion of which may be deferred and used to purchase RSUs pursuant to the MSPP; and

•

$16,000 cash payment per year for the lead independent director.

The elements of directors’ compensation remained the same in fiscal 2016 as in fiscal 2015.  In fiscal 2014, the elements set forth above were implemented by the Committee based upon a competitive peer assessment regarding director compensation conducted by the Committee’s former independent compensation consultant.  During fiscal 2016, the Committee did not believe that a subsequent independent review was necessary.  For fiscal 2017 the annual cash retainer paid to non-employee directors will increase from $50,000 to $60,000, and the value of the annual restricted stock award made to non-employee directors will increase from $65,000 to $100,000.  The increase is the result of a competitive assessment of the compensation paid to our directors made by the Compensation Committee, with the assistance of Meridian.  The frame of reference for the assessment was a review of the compensation paid to directors of the Company’s peer group adopted for fiscal 2017.  See page 12 of this proxy statement, “Components of Executive Compensation Program– Changes for Fiscal 2017”, for a detailed description of the Company’s peer group

Under the Company’s Stock Ownership guidelines, the Company requires each non-employee director to own Company Common Stock with a value of at least five times the annual cash retainer paid to each director.  Until such time as a director has attained the applicable share ownership guideline, he is expected to retain at least 50% of the share units awarded to him, net of amounts required to pay taxes and exercise prices.  The valuation of the Common Stock used to determine compliance with the ownership requirement is set each fiscal year and shall be based on the Company’s average stock price during the fourth quarter of the prior fiscal year.  All directors are presently in compliance with the guidelines.

The Company does not have per meeting fees for non-employee directors, believing that no incentives for meeting attendance should be necessary.

As an employee director, Mr. Dunbar does not receive director compensation for his service to the Board.

No retirement plan benefits or perquisites are provided to directors of the Company.  Directors are not granted stock options, as the Company does not grant stock options to any person.

The following table presents the compensation the Company provided to non-employee directors for their services during fiscal 2016:

Director	Fees Earned Or Paid In Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Charles H. Cannon, Jr.	15,413	135,214	3,065	153,692
Thomas E. Chorman	68,766	65,000	1,480	135,246
Jeffrey S. Edwards	16,405	112,052	0	128,457
William R. Fenoglio	26,587	135,214	3,065	164,866
Gerald H. Fickenscher	61,000	65,000	1,480	127,480
Roger L. Fix	100,000	65,000	0	165,000
Thomas J. Hansen	13,413	135,214	445	149,072
Daniel B. Hogan	21,750	108,890	1,914	135,554
H. Nicholas Muller, III	41,492	90,448	1,842	133,782

___________________________

Footnotes to Table:

(1)

This column represents the cash paid to each director pursuant to the annual cash retainer, plus fees earned for serving as Chairman of the Board, lead independent director, or as a member of or Chairman of any Committees of the Board.  All or a portion of the annual cash retainer may be used, at the election of the director, to purchase restricted stock units pursuant to the MSPP.  RSUs purchased under the MSPP are disclosed in the Stock Awards column.

(2)

This column represents the aggregate grant date fair value of two separate awards: (1) RSUs purchased with the portion of the director’s annual cash retainer which the director elects to use to purchase RSUs under the terms of the MSPP; and (2) shares of time-based restricted stock.  With respect to (1) above, the MSPP requires that prior to the beginning of the fiscal year in which the annual cash retainer is earned, directors may elect to use all or a portion of their annual cash retainer to purchase RSUs.  Under the MSPP, RSUs will be purchased at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year in which the cash retainer was earned or the date on which the cash portion of the annual incentive bonus is paid to an executive of the Company, which is generally on or shortly prior to the 75th day after the end of the fiscal year.  The amounts in this column which are attributable to purchases under the MSPP are computed in accordance with FASB ASC Topic 718, using the same assumptions as are referenced in footnote (2) to the Summary Compensation Table found on page 26 of this proxy statement.

With respect to the awards of time-based restricted stock noted in (2) above, the column includes the grant date fair value of such awards for FY 2016.  Grant date fair value is calculated by multiplying the number of shares of stock awarded times the closing price of the Company’s stock on the date awarded, in accordance with FASB ASC Topic 718.  At June 30, 2016, the aggregate number of outstanding shares of unvested restricted stock and RSUs held by each director was as follows:  Mr. Cannon: 5,066; Mr. Chorman: 2,471; Mr. Edwards: 2,210; Mr. Fenoglio: 5,066; Mr. Fickenscher: 2,471; Mr. Fix: 1,783; Mr. Hansen: 4,051; Dr. Hogan: 2,940; and Dr. Muller: 3,156.

(3)

Upon the retirement of any director as a result of reaching the mandatory retirement age for service as a director, or upon a change in control of the Company, the non-vested installments of the annual restricted stock grants shall be subject to acceleration and immediate vesting.

(4)

Included in this column are the dividend equivalents that accrued during the three year vesting period for both the restricted stock grants and the restricted stock units purchased pursuant to the MSPP that vested during the fiscal year.  The dividend equivalents are paid upon vesting.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to approve a non-binding, advisory resolution on the compensation of the executive officers (the “named executive officers”) whose compensation is specifically set forth in the Summary Compensation Table and other related tables of this proxy statement (which are found beginning on page 26 of this proxy statement).  The advisory vote does not address any specific element or the level of the compensation payable to any named executive officer, but rather asks shareholders to approve the total compensation payable to the “named executive officers.”  Notwithstanding that the vote is advisory only, we will carefully evaluate the outcome of the vote and will take it into account in assessing any future changes to our compensation philosophy and programs.

The Board of Directors recommends that shareholders vote to approve the total compensation of our named executive officers, because of its belief that our executive compensation program is an important factor in driving the creation of shareholder value.  The program ties a significant portion of the compensation of our named executive officers to the actual financial performance of the Company and pays a large portion of such compensation in the form of equity that cannot be immediately sold.  We urge shareholders to read the Compensation Discussion and Analysis which begins on page 11 of this proxy statement, immediately following the “Executive Compensation” heading, and the compensation tables which follow it.  They provide a thorough description of the entire program and the compensation paid under it.  Here is a summary of several important facts to consider in evaluating our executive compensation:

•

The program is designed 1) to attract and retain highly talented executives who have the ability to manage a diverse set of businesses that serve a variety of markets and are subject to differing business strategies, and 2) to provide those executives with incentives to meet specific financial, operational and strategic performance goals that are determined by the Compensation Committee of the Board of Directors as likely to create and sustain shareholder value.

•

A significant portion of the compensation payable under the program is variable, and depends upon the performance of the Company (or in the case of non-corporate executives, the business unit of the Company for which they are responsible) over both the short and longer term.

•

A significant portion of the compensation is payable in the form of Company stock, which serves to closely align the interests of our executives with those of our shareholders.

•

To avoid a focus on short-term results at the expense of longer-term corporate performance, the stock payable is either forfeited if the executive leaves our employment within three years after it is granted, or is paid to the executive in equal installments over a three-year period, only if the executive remains employed at the time each installment is to be paid.  This practice serves both to retain executives in the employ of the Company, and motivates them to act in the long-term interests of the Company.  In addition, executives are subject to stock ownership guidelines, which limit their ability to sell shares of stock which they receive while they are employed by the Company.

•

We do not provide guaranteed or minimum bonuses to our executives (except in connection with the inception of employment as set forth in any named executive officer’s employment contract), and we provide only a very limited number of perquisites.

•

Both the amounts and forms of our compensation are determined by an independent committee of the Board of Directors, which receives independent advice from Meridian Compensation Partners, LLC, a nationally recognized compensation consultant that performs no other services for the Company.

•

The Board of Directors has the right to recover any incentive compensation paid to any executive if the Company is required to restate any financial results downward as a result of misconduct on the part of that executive.

The compensation paid to our executives for fiscal 2016 was consistent with our pay-for-performance philosophy.

The Board believes that the total compensation paid to our named executive officers is aligned with both the performance of the Company and the interests of our shareholders.  As a result, the Board recommends that shareholders approve the following non-binding, advisory resolution:

“RESOLVED, that the shareholders of Standex International Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, all under the heading titled ‘Executive Compensation.’ ”

The Board of Directors unanimously recommends a vote FOR the foregoing Proposal.

PROPOSAL 3 – APPROVAL OF PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED 2008 LONG TERM INCENTIVE PLAN

United States tax laws generally do not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to the chief executive officer and any of their three other most highly paid executive officers (other than the chief financial officer) unless such payments are “performance-based” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.  One of the requirements for compensation to be performance-based under those laws is that the Company must obtain shareholder approval every five years of the material terms of performance goals for such compensation.  In accordance with Internal Revenue Service rules, the material terms that the stockholders approve constitute the framework for our Compensation Committee to establish programs and awards under which compensation provided by the Company may qualify as “performance-based” compensation for purposes of the tax laws.  Under the tax rules, the Compensation Committee must be comprised solely of two or more independent directors, which criteria is met by the Company.  The material terms of the performance goals, which were approved by shareholders when the 2008 Long Term Incentive Plan was amended and restated in 2011, remain unchanged, and approval of this proposal does not represent an enhancement to executive compensation.

The Board is requesting shareholder approval of the material terms of performance goals in this proposal to enable the Company to continue to have a shareholder-approved arrangement under which the Company may receive tax deductions under applicable IRS rules until the 2021 Annual Meeting.  The goals pertain to specified forms of compensation that may be awarded to the executives of the Company during the next five years under the Amended and Restated 2008 Long Term Incentive Plan: (1) cash bonuses; (2) restricted stock units; (3) restricted stock; and (4) performance share awards.

The Company generally takes into account the deductibility of compensation under Section 162(m) when granting awards.  In addition to the shareholder approval sought herein, the technical operational requirements of Section 162(m) must also be satisfied in order for compensation paid under the Amended and Restated 2008 Long Term Incentive Plan to be exempt.  The Company regularly monitors its compliance with such technical requirements.

Material Terms of the Performance Criteria

As defined in the tax rules, stockholders must approve each of the material terms of performance goals if the Company is to obtain tax deductions for the specified forms of performance-based compensation for executives whose total annual compensation exceeds $1 million, including (i) the employees eligible to receive compensation, (ii) the description of the business performance criteria on which the performance goals are based and (iii) the maximum amount of performance-based compensation that can be paid to an employee.  Each of these aspects is discussed below.

Group of Employees Covered

The group of employees eligible to receive performance-based compensation includes the officers, directors, employees of and consultants and advisors to the Company or its affiliates, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended.  Although the tax laws limit deductibility only for compensation paid to the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer), the Company may grant performance-based compensation to all senior management in the event that any of them becomes a covered employee during the time he or she holds an award covered by this proposal.

Performance Criteria

The 2008 Long Term Incentive Plan provides that the performance criteria used to determine the vesting of awards may include any or all of the following:  sales or revenues; earnings, including but not limited to reported earnings; earnings from continuing operations; operating income; and earnings either before or after specific items set forth in the Company’s income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net margin; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as, without limitation, management and organizational development and reward systems, technology implementation and supply chain management, cost reduction goals and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or as compared to the results of another corporation or group of corporations.

Per-Person Maximum Limits

The maximum share award that can be granted to any eligible participant for any calendar year is 150,000 shares, and the maximum performance cash award that can be made to any individual is $2.5 million.

Vote Required for Approval

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to approve the material terms of the performance goals under the 2008 Long Term Incentive Plan.

The Board recommends a vote FOR the approval of the material terms of the performance goals under the Amended and Restated 2008 Long Term Incentive Plan.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO ALLOW THE BOARD OF DIRECTORS TO FIX THE NUMBER OF DIRECTORS, FROM TIME TO TIME, WITHIN THE EXISTING RANGE OF SEVEN TO FIFTEEN DIRECTORS.

The Company is asking shareholders to approve an amendment to Article III, Section 1 of the Bylaws of the Company.  In order for this proposal to be approved, the Company’s Certificate of Incorporation (which can be accessed under the “Governance” tab at www.standex.com) requires the affirmative vote of eighty percent (80%) of issued and outstanding shares entitled to vote at the Annual Meeting.

The Board of Directors views the one-word change as an administrative efficiency (in the general nature of “housekeeping”), which will allow the Board to carry out its duties in a productive and effectual manner.  The full text of the Bylaws can be found at www.standex.com under the “Governance” tab.  The current provision on which shareholders are being asked to vote reads as follows:

“Section 1.  Number and Term of Office.  The Board of Directors shall be composed of not less than seven nor more than fifteen directors, as fixed by the stockholders from time to time.”  (emphasis added)

This provision was put into place several decades ago, and no longer represents industry norm and governance practices.

The Company is requesting that shareholders approve the following language, to become effective on the date of the Annual Meeting:

“Section 1.  Number and Term of Office.  The Board of Directors shall be composed of not less than seven nor more than fifteen directors, as fixed by the Board of Directors from time to time.”  (emphasis added)

The Company believes that the proposed amended language allows for more efficient management of the Board of Directors, in that the Board will be able to administer the number of directors from time to time within the existing numerical parameters set by the Bylaws.  For decades, the number of directors has been set between seven and fifteen.  Approval of the amendment will not change these limits.  The effect of the amendment, the Company believes, will simply allow the Board the routine flexibility to most efficiently manage its ranks, to allow the Board to react appropriately to any unanticipated retirements, and to accommodate new directors who may join the Board during a mid-year election cycle, who may offer the Company a particular set of skills and abilities that that Board deems valuable at a given time.  The proposed language also reflects the current norm in corporate governance practices.

For all of these reasons, the Board unanimously recommends a vote FOR this proposal.

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the 2017 fiscal year.  Grant Thornton was appointed on September 4, 2014.  At no time during the two years prior to Grant Thornton’s engagement did the Company consult Grant Thornton regarding either the application of accounting principles to any transaction or audit opinion, or any matter that was the subject of review (whether such subject was a disagreement or reportable event with Deloitte & Touche, the Company’s previous independent auditors).

It is expected that representatives of Grant Thornton will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Deloitte & Touche LLP (Deloitte), and its two predecessor firms, had served as the Company’s auditors since 1955.  However, in fiscal 2014, the Audit Committee of the Company initiated a competitive process to review the appointment of the Company’s independent auditor for the 2015 fiscal year.  Following careful deliberation, the Audit Committee authorized the dismissal of Deloitte on August 28, 2014, effective on August 28, 2014.  The Company communicated the dismissal on August 29, 2014 and filed a Form 8-K announcing the dismissal on September 4, 2014.

The Company provided Deloitte with a copy of the disclosure outlined therein and requested that Deloitte furnish a letter to the SEC stating whether it agreed with such disclosures.  Deloitte did issue a letter of agreement on September 4, 2014, which was filed as an exhibit with the Company’s 8-K on September 4, 2014.

For the fiscal year ending June 30, 2014 and June 30, 2105, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

For the fiscal years ending June 30, 2014, Deloitte’s report on the Company’s financial statements contained no adverse opinion or a disclaimer of opinion; and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Shareholders are being asked to ratify the appointment of Grant Thornton, and the Board unanimously recommends a “For” vote in connection with this resolution.  While ratification by the shareholders of this appointment is not required by law or by the Company’s articles of incorporation or bylaws, we believe that such ratification is desirable as a matter of good corporate governance.

The Board of Directors recommends a vote FOR the ratification of the selection of the Independent Auditors.

INDEPENDENT AUDITORS’ FEES

The following table summarizes the aggregate fees for independent auditor services incurred by the Company for each of the last two fiscal years.  For fiscal years 2016 and 2015, the independent auditor was Grant Thornton, LLP:

($ in thousands)	2016	2015
Audit Fees to Grant Thornton LLP (a)	1,024	942
Audit Fees to Deloitte & Touche (a) (c)	0	345
Audit Related Fees (b)	255	55
Tax Fees	18	2
All Other Fees (c)	67	25
Total	1,364	1,369

__________________________

(a)

Fees for audit services performed as related to fiscal years 2016 and 2015 consisted substantially of the following:

•

Audit of the Company’s annual financial statements

•

Transitional services in connection with the auditor change from Deloitte & Touche, LLC to Grant Thornton, LLC in 2014.

•

Reviews of the Company’s quarterly financial statements

(b)

Fees for audit related services performed in 2016 and 2015 consisted substantially of the following:

•

International audits took place in 2016 in Germany, the United Kingdom, Mexico, Ireland, Portugal, Malaysia and India.  International audits in the United Kingdom, Ireland, Germany, Portugal and Mexico were conducted in 2015.

(c)

Fees reported in this row represent the aggregate fees for professional services performed by Deloitte & Touche, LLP during fiscal 2016 and 2015 for transitional and carryover services to effectuate the transition of the Company’s appointed auditor from Deloitte & Touche, LLC to its current independent auditor, Grant Thornton, LLP.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these services with Company management and the independent auditor to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent auditor in fiscal 2016 were approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in 2003 and most recently amended in 2016.

As required by the policy, annually the Audit Committee is provided a description of the services to be provided for each category and fees to be incurred.  The policy describes the permitted audit, audit-related, tax, and other services that the independent auditor may perform, and the Audit Committee approves the established level of fees for the respective fiscal year.  Any subsequent requests for audit, audit-related, tax and other services not previously submitted and approved by the Audit Committee for specific pre-approval may not commence until such approval has been granted.

A quarterly status of the actual services performed to date is provided to the Audit Committee by the independent auditor.  Normally, pre-approval is provided at regularly scheduled meetings.  However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee for services not to exceed $50,000.  The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

REQUESTING DOCUMENTS

Both this Proxy Statement and the Annual Report on Form 10-K may be reviewed on line at: http://www.envisionreports.com/SXI and also at the Company’s website at www.Standex.com/Investors/FY2015AnnualMaterials.  Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Form 10-K, the Company’s Codes of Conduct, Committee Charters or the Corporate Governance guidelines by writing to Standex International Corporation, Investor Relations Department, 11 Keewaydin Drive, Suite 300, Salem, NH 03079.  Shareholders may also call the Company’s Shareholder Services Administrator at 603-893-9701 to request copies.  In the alternative, print copies may be requested by e-mailing the request to investorrelations@standex.com.  Requests for copies may be made orally or in writing.  All requests will be fulfilled within three (3) business days of receipt.  Copies will be sent via first class mail.

OTHER PROPOSALS

Management does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to the Securities Exchange Act of 1934, the Company’s executive officers, directors and persons who own more than 10% of the Company’s Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company (called a “Form 4”) under Section 16(a) with the

Securities and Exchange Commission and the New York Stock Exchange, with copies of those reports filed with the Company.

Based solely upon a review of the copies of the reports furnished to the Company for the fiscal year 2016, the Company advises that all Form 4s were filed on a timely basis.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for consideration at the 2017 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, at its executive offices, 11 Keewaydin Drive, Suite 300, Salem, NH 03079, no later than May 11, 2017.

In order for a shareholder to bring other business before a shareholder meeting, the Company by-laws require that timely notice should be received by the Company no earlier than May 11, 2017 but no later than June 12, 2017.

By the Board of Directors

Alan J. Glass, Secretary

September 8, 2016

Standex

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Central Time, on October 27, 2016.

Vote by Internet

- Go to **www.envisionreports.com/SXI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and FOR Proposal 5.

1. Election of Directors
For three year terms expiring in 2019:

01 - Thomas E. Chorman 02 - Thomas J. Hansen

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

Annual Meeting Materials are available at:
http://www.envisionreports.com/SXI

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Standex®

REVOCABLE PROXY — Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 27, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder of record hereby appoints David A. Dunbar and Alan J. Glass, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of Standex International Corporation (the "Company"), to be held at the Burlington Marriott, One Burlington Mall Road, Burlington MA 01803, on Thursday, October 27, 2016 at 11:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on August 29, 2016 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 27, 2016 or any adjournment thereof. Your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. **If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.**

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)